                                                                     EXHIBIT 2.1

                         Dated                      November 1997

                              ANTHONY DAVID GALLEY            (1)

                         ASPECT VISION HOLDINGS LIMITED       (2)

                                       AND

                           THE COOPER COMPANIES, INC.         (3)

                 ----------------------------------------------

                               Umbrella Agreement
                            for the sale and purchase
                           of the issued share capital
                of Aspect Vision Care Limited and other companies

                 ----------------------------------------------







                                 CAMERON MCKENNA
                                   MITRE HOUSE
                              160 ALDERSGATE STREET
                                 LONDON EC1A 4DD

                              T + 44(0)171-367 3000
                              F + 44(0)171-367 2000


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





                   TABLE OF CONTENTS

1.  Definitions and interpretation......................................1
2.  Condition..........................................................10
3.  Sale and purchase..................................................11
4.  Consideration......................................................11
5.  Completion.........................................................12
6.  Completion Accounts................................................13
7.  Warranties.........................................................14
8.  Limitation of Vendor's liability...................................15
9.  Indemnities........................................................16
10. Set Off............................................................16
11. TCC Stock Options and the Scheme...................................17
12. Environmental Indemnity............................................18
13. RTPA...............................................................19
14. Announcements......................................................19
15. Assignment.........................................................20
16. Remedies cumulative................................................20
17. Waiver, variation and release......................................20
18. Costs and expense..................................................21
19. Notices............................................................21
20. Counterparts.......................................................22
21. Language...........................................................22
22. Invalidity.........................................................22
23. Agreement to continue in full force and effect.....................22
24. Confidentiality....................................................23
25. Governing law and jurisdiction.....................................23

Schedule 1 The Sellers.................................................25

     Part 1 - Aspect Vision Care Limited...............................25
     Part 2 - New Focus Health Care Limited............................25
     Part 3 - Contact Lens Technologies Limited........................26
     Part 4 - Aspect Vision Italia s.r.l...............................26

Schedule 2 Part 1 - The Companies......................................27

     Part 2 - The Subsidiaries.........................................31

Schedule 3 Properties..................................................35

     Part 1 - General description......................................35
     Part 2 - Leases...................................................36

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

Schedule 4.............................................................37

Schedule 5 The Warranties..............................................38

Schedule 6 Basis for preparation of the Completion Accounts............71

Schedule 7 Completion Part 1 - Delivery of documents by Vendor.........74

       Part 2 - Actions by Vendor......................................74
       Part 3 - Delivery of documents and actions by the Purchaser.....75
       Part 4 - Delivery of documents and actions by TCC...............75

Schedule 8 Limitation of Vendor's liability............................76

Part 1 - General limitations...........................................76

      Part 2 - Financial limitations under the Warranties,
      Indemnities and the Deed of Tax Covenant.........................77
      Part 3 - Time limitations under the Warranties (other than Tax
      Warranties and Environmental Warranties).........................78
      Part 4 - Time limitations under the Tax Warranties...............78
      Part 5 - Environmental Warranties and Environmental Indemnity....79
      Part 6 - Other provisions........................................79

Schedule 9 Part 1 - Exhibits...........................................80

      Part 2 - Documents in the agreed terms...........................80

Schedule 10 TCC Stock Options..........................................81

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


THIS AGREEMENT is made the    day of November 1997

BETWEEN:-

(1) ANTHONY GALLEY of Beacon Wey, The Hangers, Bishops Waltham Hampshire S032 1FZ (the "Vendor");

(2) ASPECT VISION HOLDINGS LIMITED (registered in England with number 3448379) whose registered office is at Mitre House, 160 Aldersgate Street, London EC1A 4DD (the "Purchaser"); and

(3) THE COOPER COMPANIES, INC. a company incorporated in Delaware whose principal office is at 6140 Stoneridge Mall Road, Suite 590 Pleasanton CA 94588 ("TCC").

WHEREAS:-

(A) The Vendor is a shareholder in and/or a director of each of the Companies (as defined below).

(B) The Purchaser wishes to purchase, directly or indirectly, the entire issued share capitals of the Companies from the Sellers (as defined below) and the Vendor has agreed to use all reasonable endeavours to procure the sale of the Companies in each case upon and subject to the terms and conditions of this Agreement.

WHEREBY IT IS AGREED as follows:-

1.     DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words and expressions have the meanings set opposite them:

       "ACCOUNTS":             the audited balance sheet as at the Balance Sheet
                               Date and the audited profit and loss account for each Group Company and the notes, reports, statements and other documents which are or would be required by law to be annexed to the Accounts of the company concerned and to be laid before such company in general meeting for such Financial Year, a copy of each of which is contained in EXHIBIT A;

       "ACCOUNTING STANDARDS": statements of standard accounting practice
                               (including financial reporting standards) issued pursuant to section 256, CA 85 by the ASB;

       "AGREED PROPORTIONS":   has the meaning set out in clause 4 of the Deed
                               of Contribution;

       "ASB": Accounting Standards Board Limited (registered number 2526824) or such other body prescribed by the Secretary of State from time to time pursuant to section 256, CA 85;

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

       "AFFILIATE":            in relation to any body corporate, any Holding
                               Company or subsidiary undertaking of such body corporate or any subsidiary undertaking of a Holding Company of such body corporate;

       "AGREEMENT":            this Agreement including its recitals and the
                               schedules hereto but not the Deed of Tax Covenant or the Exhibits;

       "AVC AGREEMENT":        the agreement in the agreed terms to be entered
                               into at Completion between the Purchaser and those Sellers holding shares in Aspect Vision
                               Care Limited relating to the sale and purchase of those Shares;

       "AUDITORS":             Leonard Gold Chartered Accountants;

       "AVI AGREEMENT":        the agreement in the agreed terms to be entered
                               into at Completion between the Purchaser and those Sellers holding shares in Aspect Vision
                               Italia s.r.l relating to the sale and purchase of those Shares;

       "BALANCE SHEET DATE":   31 March 1997;

       "BENEFICIARIES":        means any and all of the Purchaser, TCC and the
                               Companies and in each case their directors, officers, employees, agents and shareholders;

       "BUSINESS":             collectively the businesses of each Group Company
                               as carried on at any time in the twelve months prior to the date hereof;

       "BUSINESS DAY":         a weekday (other than a Saturday) when banks are
                               open for business in London;

       "CA 85":                Companies Act 1985;

       "CAA":                  Capital Allowances Act 1990;

       "CASH CONSIDERATION":   the cash consideration payable for the Shares;

       "CLAIM AMOUNT":         has the meaning set out in CLAUSE 10.2;

       "CLT AGREEMENT":        the agreement in the agreed terms to be entered
                               into at Completion between the Purchaser and those Sellers holding shares in Contact Lens
                               Technologies Limited relating to the sale and purchase of those Shares;

        "COMPANIES":           the companies details of which are set out in
                               PART 1 of SCHEDULE 2;

       "COMPANIES ACTS":       as defined in section 744, CA 85 together with
                               the Companies Act 1989;

       "COMPETENT
       AUTHORITY":             means any person or legal entity (including
                               any government or government agency) having regulatory authority and/or any court of law or tribunal, or any local or national agency, authority, department, inspectorate, minister, ministry, official or public or statutory person
                               (whether autonomous or not) of, or the government of, the United Kingdom or the European Community;

       "COMPLETION":           completion of the sale and purchase of the Shares
                               pursuant to this Agreement and the Purchase
                               Agreements;

       "COMPLETION ACCOUNTS":  the accounts referred to in CLAUSE 6.1.1, prepared in accordance with SCHEDULE 6;

       "CONDITION":            the condition referred to in CLAUSE 2.1;

       "CONFIDENTIAL
       INFORMATION":           all information received or obtained by the
                               Vendor or supplied to the Vendor in the
                               negotiations leading to this Agreement and which relates to TCC or any of its subsidiaries;

       "CONNECTED PERSON":     a person connected with any of the Sellers or the
                               Directors (or any former director of any Group
                               Company) within the meaning of section 839, TA
                               88;

       "CONTAMINATED LAND
       PROVISIONS":            means Section 57 and Schedule 22 paragraph 162
                               respectively of the Environment Act 1995 and all notices, codes of practice, guidance notes and all subordinate legislation made under the above statutory provisions;

       "COPYRIGHT":            copyright, design rights, topography rights and
                               database rights, whether or not the same are registered or unregistered (including any applications for registration of any such thing), and rights under licences and consents in relation to any such thing) and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or of any other jurisdiction;

       "DEED OF CONTRIBUTION": the deed of contribution in the agreed terms to be entered into at Completion between the Purchaser, TCC and the Sellers;

        "DEED OF TAX
        COVENANT":             the deed in the agreed terms to be entered into
                               at Completion between the Vendor and the Purchaser containing taxation covenants and indemnities in respect of each Group Company;

       "DIRECTORS":            the directors of the Group Companies named as
                               such in SCHEDULE 2;

       "DISCLOSED":            fairly disclosed by the Disclosure Documents and
                               "Disclosure" shall be construed accordingly;

       "DISCLOSURE DOCUMENTS": the Disclosure Letter and the two identical bundles of documents collated by or on behalf of the Vendor, the outside covers of each of which have been signed for identification by or on behalf of the Vendor and the Purchaser;

       "DISCLOSURE LETTER":    the letter described as such of even date
                               herewith addressed by the Vendor to the
                               Purchaser;

       "EARN-OUT AGREEMENT":   the agreement in the agreed terms to be entered
                               in at Completion between TCC, the Purchaser and the Vendor relating to the EOLN and the Earn Out
                               Shares and conduct of the business and affairs of the Purchaser;

       "EARN OUT SHARES":      the 4,500 ordinary shares of 10 pence each in the
                               capital of the Purchaser which may be the subject of options pursuant to the Scheme in favour of certain of the employees of the Group, following
                               Completion and which may be purchased by the Purchaser pursuant to the Earn-Out Agreement;

       "ENCUMBRANCE":          any interest or equity of any person (including
                               any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

       "ENVIRONMENT":          any and all organisms (including without
                               limitation man and his senses), ecological systems, property and the following media: air
                               (including without limitation, the air within buildings and the air within other natural or man-made structures made whether above or below ground); water (including without limitation, water under or within land or in drains or sewers and coastal and inland waters); and land
                               (including without limitation, land under water);

       "ENVIRONMENTAL
       AGREEMENTS":            any and all leases or licences or other
                               agreements which are binding upon any of the Group Companies but only to the extent that they relate, either wholly or in part, to the protection of the Environment, and/or the prevention of Harm or Damage;

       "ENVIRONMENTAL
       INDEMNITY":             means the covenant in respect of Environmental
                               Losses in CLAUSE 12;

       "ENVIRONMENTAL LAWS":   any and all laws including European
                               Community or European Union regulations, directives and decisions; statutes and subordinate legislation; regulations, orders, ordinances, Permits, codes of practice, circulars, guidance notes and the like; common law, local laws and bylaws; judgments, notices, orders, directions, instructions or awards of any Competent

                               Authority applicable to any Group Company, the Property and/or the Further Property and/or conduct of the Business and which have as a purpose or effect the protection of the Environment, and/or prevention of Harm or Damage and/or the provision of remedies in respect of Harm or Damage;

       "ENVIRONMENTAL
       LIABILITY":             liability (including liability in respect of
                               Remedial Action) on the part of any Group Company and/or any of their directors or officers or shareholders under Environmental Laws;

       "ENVIRONMENTAL LOSS":   means any and all losses, damages and liabilities
                               (including without limitation, consequential loss, loss of profits, fines, penalties, Remedial
                               Action costs), and reasonably incurred costs and expenses (including without limitation legal and other professional fees) suffered by the Beneficiaries under Environmental Laws and arising out of any Environmental Matter;

       "ENVIRONMENTAL
       MATTERS":               means any and all events, states of affairs,
                               conditions, circumstances, activities, practices, incidences or actions which have occurred or are occurring or have been or are in existence in, at, on, under or about either the Property and or Further Properties or in or about the conduct of the Business at any time;

       "ENVIRONMENTAL
       WARRANTIES:"            the warranties set out in PARAGRAPH 9 of SCHEDULE
                               5;

       "EOLN": the loan note to be issued by the Purchaser to the Vendor by way of further consideration for the Shares purchased from the Vendor, in accordance with the terms of the Earn Out Agreement;

       "ERA":                  the Employment Rights Act 1996;

       "EXHIBITS":             the exhibits referred to in this Agreement and
                               signed for the purposes of identification by or on behalf of each party;

       "FA":                    Finance Act;

       "FINANCIAL YEAR":       a financial year within the meaning ascribed to
                               such expression by section 223, CA 85;

       "FURTHER PROPERTIES":   means any and all land or property, other than
                               the Properties, owned or occupied at any time by any one or more of the Companies;

       "GAAP": Accounting Standards, the legal principles set out in schedules 4 and 4A to CA 85, rulings and abstracts of the urgent issues task force of the ASB and guidelines, conventions, rules and procedures of accounting practice in the United Kingdom which are regarded as permissible by the ASB in each case as generally accepted by the accountancy profession;

       "GROUP":                together the Companies and each of the
                               Subsidiaries;

       "GROUP COMPANY":        any of the Companies or any of the Subsidiaries;

       "HARM OR DAMAGE":       harm or damage to, or other interference with,
                               the Environment;

       "HAZARDOUS MATTER":     any and all matter (whether alone or in
                               combination with other matter) which may or is liable to cause Harm or Damage;

       "HOLDING COMPANY":      a holding company within the meaning ascribed to
                               such expression by sections 736 and 736A, CA 85;

       "INDEMNITIES":          the indemnities given by the Vendor in CLAUSE 9
                               and the Environmental Indemnity;

       "INTELLECTUAL
       PROPERTY":              Patent Rights, Know How, Copyright, Trade Marks,
                               Software and IP Materials;

       "INTELLECTUAL
       PROPERTY
       AGREEMENTS":            material agreements or arrangements relating to
                               Intellectual Property owned, used or exploited by any Group Company to which a Group Company is a party;

       "IP MATERIALS":         all documents, records, tapes, discs, diskettes
                               and any other materials whatsoever containing
                               Copyright works, Know How or Software;

       "ITA":                  the Inheritance Tax Act 1984;

       "KNOW HOW":             trade secrets and confidential business
                               information including details of supply
                               arrangements, customer lists and pricing policy;
                               sales targets, sales statistics, market share statistics, marketing surveys and reports;
                               marketing research; unpatented technical and other information including inventions, discoveries, processes and procedures, ideas, concepts, formulae, specifications, procedures for experiments and tests and results of experimentation and testing; information comprised in Software; together with all common law or statutory rights protecting the same including by any action for breach of confidence and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or any other jurisdiction;

       "LOSSES":               actions, proceedings, losses, damages,
                               liabilities, claims, costs and expenses including legal and other professional fees;

       "MANAGEMENT ACCOUNTS":  the management accounts for each Group Company for the period from 1 April 1997 to 30 September 1997, a copy of each of which is contained in EXHIBIT B;

       "NET ASSETS":           in relation to the Group, its consolidated fixed
                               assets plus its consolidated current assets less its consolidated liabilities as set out in the Completion Accounts;

       "NFHC AGREEMENT":       the agreement in the agreed terms to be entered
                               into at Completion between the Purchaser and those Sellers holding shares in New Focus Health
                               Care Limited relating to the sale and purchase of those Shares;

       "NON-COMPETITION
       AGREEMENTS":            the agreements in the agreed terms to be entered
                               into at Completion between the Purchaser and the Sellers relating to the protection of the goodwill of the Business;

       "PATENTS":              the patents listed in SCHEDULE 4;

       "PATENT LICENCE":       the licence in the agreed terms to be entered
                               into at Completion between the CooperVision Inc.
                               and the Patent Owners relating to the Patents;

       "PATENT OWNERS":        Anthony Galley, Geoffrey Galley, Albert Morland,
                               Ivor Atkinson and Barrie Bevis;

       "PATENT RIGHTS":        patent applications or patents, author
                               certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition including any divisions, renewals, continuations, refilings, confirmations-in-part, substitutions, registrations, confirmations, additions, extensions or reissues thereof and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or any other jurisdiction;

       "PENSION SCHEMES":      agreements or arrangements (whether legally
                               enforceable or not) for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any present or former director, officer or employee of any of the Group Companies or for the benefit of the dependants of any such persons;

       "PERMITS":              any and all licences, consents, permits,
                               authorisations or the like, made or issued pursuant to or under, or required by, Environmental Laws in relation to the carrying on of the Business at the Property;

       "PROCEEDINGS":          any proceeding, suit or action arising out of or
                               in connection with this Agreement or the Deed of Tax Covenant;

       "PROPERTIES":           the properties of which short particulars are set
                               out in SCHEDULE 3 and the expression "Property" shall mean, where the context so admits, any one or more of such properties and any part or parts thereof;

       "PURCHASE AGREEMENTS":  together the NFHC Agreement, the AVC Agreement, the CLT Agreement and the AVI Agreement;

       "PURCHASE NOTES":       the loan notes in the agreed terms to be issued
                               to the Sellers at Completion by the Purchaser and guaranteed by TCC;

       "PURCHASER'S GROUP":    the Purchaser and its Affiliates;

       "PURCHASER'S
       SOLICITORS":            Cameron McKenna of Mitre House, 160 Aldersgate
                               Street, London EC1A 4DD;

       "REGISTERED
       INTELLECTUAL
       PROPERTY":              such of the Intellectual Property used or
                               exploited by any Group Company as is (a) licenced to or (b) registered in any public registry as being owned by a Group Company;

       "REMEDIAL ACTION":      (a) preventing, limiting, removing, remedying,
                               cleaning-up, abating, containing or ameliorating the presence or effect of any Hazardous Matter in the Environment (including without limitation the Environment at the Property and/or at the Further
                               Property) or (b) carrying out investigative work and obtaining legal and other professional advice as is reasonably required in relation to (a);

       "RTPA":                 Restrictive Trade Practices Act 1976;

       "SCHEME":               the unapproved share option scheme to be adopted
                               by the Purchaser, as exhibited to the Earn-Out
                               Agreement;

       "SELLERS":              the persons whose names and details are set out
                               in COLUMN (1) of SCHEDULE 1;

       "SERVICE AGREEMENTS":   the service agreements to be entered into between
                               Aspect Vision Care Limited and each of the Vendor, R. Poole, I. Atkinson, B. Bevis, M.
                               Kelly, W. Brooker, I. McDermott, F. Lambertini and G. Grassi;

       "SERVICE DOCUMENT":     a writ, summons, order, judgment or other
                               document relating to or in connection with any Proceedings;

       "SHARE CHARGE":         the charge over the shares in the Purchaser held
                               by TCC to be granted by TCC to the Vendor in the agreed terms;

       "SHARES":               the shares or, in respect of Aspect Vision Italia
                               s.r.l., the quotas in the capitals of each of the Companies set out in COLUMN (2) of SCHEDULE 1;

       "SOFTWARE":             any and all computer programs in both source and
                               object code form, including all modules, routines and sub-routines thereof and all source and other preparatory materials, relating thereto including user requirements, functional specifications and programming specifications, ideas, principles, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, file structures, coding sheets, coding and including any manuals or other documentation relating thereto and computer generated works;

       "SSAP": a statement of standard accounting practice or financial reporting standard in force at the date hereof as issued by the Institute of Chartered Accountants in England and Wales and adopted by the ASB as an Accounting Standard;

       "STOCK EXCHANGE":       London Stock Exchange Limited;

       "SUBORDINATION
       AGREEMENT":             the subordination agreement in the agreed terms
                               to be entered into at Completion between TCC, Keybank National Association and the holders of the Purchase Notes;

       "SUBSIDIARY":           a subsidiary within the meaning ascribed to such
                               expression by sections 736 and 736A, CA 85;

       "SUBSIDIARY
       UNDERTAKING":           a subsidiary undertaking within the meaning
                               ascribed to such expression by section 258, CA
                               85;

       "SUBSIDIARIES":         the subsidiaries of Aspect Vision Care Limited
                               details of which are set out in PART 2 of
                               SCHEDULE 2;

       "TA 88":                the Income and Corporation Taxes Act 1988;

       "TAXATION":             (a) all forms of taxation excluding business
                               rates but including and without any limitation any charge, tax, duty, levy, impost, withholding or liability wherever chargeable imposed for support of national, state, federal, municipal or local government or any other person and whether of the UK or any other jurisdiction; and

                               (b) any penalty, fine, surcharge, interest, charges or costs payable in connection with any taxation within (a) above;

       "TAXATION AUTHORITY":   the Inland Revenue, Customs & Excise, Department
                               of Social Security and any other, governmental, or other authority whatsoever competent to impose any Taxation whether in the United Kingdom or elsewhere;

       "TAXATION STATUTE":     any directive, statute, enactment, law or
                               regulation wheresoever enacted or issued, coming into force or entered into providing for or imposing any Taxation and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same;

       "TAX WARRANTIES":       the warranties set out in PART 2 of SCHEDULE 5;

       "TCC STOCK OPTIONS":    the options over shares of TCC common stock to be
                               issued by TCC to those persons listed in SCHEDULE
                               10 in accordance with CLAUSE 10;

       "TCGA":                 the Taxation of Chargeable Gains Act 1992;

       "TMA":                  the Taxes Management Act 1970;

       "TRADE MARKS":          trade or service mark applications or registered
                               trade or service marks, registered protected designations of origin, registered protected geographic origins, refilings, renewals or reissues thereof, unregistered trade or service marks, get up and company names in each case with any and all associated goodwill and all rights or forms of protection of a similar or analogous nature including rights which protect goodwill whether arising or granted under the law of England or of any other jurisdiction;

       "TRADE UNION":          as defined in section 1, TULRCA;

       "TULRCA":               the Trade Union and Labour Relations
                               (Consolidation) Act 1992;

       "TUPE": the Transfer of Undertakings (Protection of Employment) Regulations 1981;

       "UNREGISTERED
       INTELLECTUAL PROPERTY": Intellectual Property owned, licensed, used or exploited by any Group Company other than Registered Intellectual Property;

       "VAT":                  value added tax;

       "VATA":                 the Value Added Tax Act 1994;

       "VENDOR'S SOLICITORS":  Travers Smith Braithwaite of 10, Snow Hill,
                               London EC1A 2AL;

       "WARRANTIES":           the warranties set out in CLAUSE 7 and SCHEDULE
                               5; and

       "IN THE AGREED TERMS":  in the form agreed between the Vendor and the
                               Purchaser and signed for the purposes of identification by or on behalf of each party.

1.2 The table of contents and headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.3 Unless the context otherwise requires words denoting the singular shall include the plural and vice versa, references to any gender shall include all other genders and references to persons shall include bodies corporate, unincorporated associations and partnerships in each case whether or not having a separate legal personality. References to the word "include" or "including" are to be construed without limitation.

1.4 References to recitals, schedules and clauses are to recitals and schedules to and clauses of this Agreement unless otherwise specified and references within a schedule to paragraphs are to paragraphs of that schedule unless otherwise specified.

1.5 References in this Agreement to any statute, statutory provision or EC Directive include a reference to that statute, statutory provision or EC Directive as amended, extended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision or EC Directive and any such references in the Warranties shall be deemed to include, as regards Aspect Vision Italia s.r.l., that which most approximates them in Italy.

1.6 References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include that which most approximates in that jurisdiction to the English legal term.

1.7 Any reference to "writing" or "written" includes faxes and any non-transitory form of visible reproduction of words.

1.8 References to times of the day are to London time and references to a day are to a period of 24 hours running from midnight to midnight.

2.    CONDITION

2.1   Condition precedent

      Subject to CLAUSE 2.3, this Agreement is subject to and conditional upon the Vendor receiving from the Board of Inland Revenue clearances under section 138 TCGA and under section 707 TA on terms reasonably satisfactory to him.

2.2   Time limit for satisfaction of Condition

      2.2.1 If the condition in CLAUSE 2.1 has not been fulfilled or waived (by mutual agreement of the parties) by 31 December 1997 (or by such later date as may be agreed in writing between the parties) this Agreement shall thereupon become null and void at initio and none of the parties shall have any rights against any other party hereunder.

      2.2.2 The Vendor shall notify the Purchaser, TCC and the Purchaser's Solicitor in writing forthwith upon satisfaction of the Condition.

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

2.3   Operations provisions

      Notwithstanding CLAUSE 2.1, CLAUSES 14 - 17 (inclusive), 18 (other than CLAUSE 18.2) and 19 - 25 (inclusive) shall come into force on the execution and exchange of this Agreement and the remainder of the Agreement shall come into force on the fulfilment and/or waiver of the Condition.

3.    SALE AND PURCHASE

3.1   Obligation to sell and purchase

      Subject to the terms of this Agreement the Vendor shall use all reasonable endeavours to procure that each of the Sellers shall, with effect from 1 November 1997, sell those Shares set opposite his name in COLUMN (2) of
      SCHEDULE 1 and the Purchaser shall purchase such interests in the same together with all rights attaching thereto with effect from 1 November 1997.

3.2   Dividends and distributions

      From Completion the Purchaser shall be entitled to receive all dividends and distributions declared, paid or made by any of the Companies in respect of the Shares on or after 1 November 1997.

3.3   Sale of all Shares

      The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

4.    CONSIDERATION

4.1   Consideration

      The consideration for the Shares shall be as set out in the Purchase Agreements and shall be:

      4.1.1  in part payable in cash;

      4.1.2 in part satisfied by the issue of the Purchase Notes but subject to adjustment as provided in CLAUSE 6.2; and

      4.1.3 the right for the Vendor to be issued the EOLN in accordance with the terms of the Earn Out Agreement.

4.2   Entitlement to consideration

      The consideration, other than the right to the EOLN which shall be for the Vendor, shall be allocated such that the Cash Consideration and the Purchase Notes shall belong or, as the case may be, be issued to the Sellers in the proportions set out in the Purchase Agreements.

4.3   Reduction in consideration

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

       Any payment made by the Vendor in respect of a breach of any Warranties or payment made under the Indemnities or the Deed of Tax Covenant, or any other payment made pursuant to this Agreement, shall be and shall be deemed to be pro tanto a reduction in the price paid for the Shares under this Agreement.

4.4   Guarantee of Purchase Notes

      TCC agrees to guarantee the obligations of the Purchaser in respect of the Purchase Notes on the terms set out in the Purchase Notes.

5.    COMPLETION

5.1   Time and location

      Subject as provided in CLAUSE 5.5, Completion shall take place at the offices of the Purchaser's Solicitors on the fifth Business Day following satisfaction or waiver of the condition or such other date as may be agreed in writing between the Purchaser and the Vendor.

5.2   Vendor's obligations

      At Completion:-

      5.2.1 the Vendor shall deliver to the Purchaser each of the documents listed in PART 1 of SCHEDULE 7;

      5.2.2 the Vendor shall use all reasonable endeavours to procure that all necessary steps are taken properly to effect the matters listed in
             PART 2 of SCHEDULE 7.

5.3   Purchaser's obligations

      Subject to the Vendor complying with his obligations under CLAUSE 5.2, the Purchaser shall at Completion deliver the documents and effect the actions listed in PART 3 of SCHEDULE 7.

5.4   TCC's obligations

      Subject to the Vendor complying with his obligations under CLAUSE 5.2, TCC shall at Completion deliver the documents and effect the actions listed in
      PART 4 of SCHEDULE 7.

5.5   Failure to comply

      If in any respect material to the Purchaser the provisions of CLAUSE 5.2 and PARTS 1 and 2 of SCHEDULE 7 or if in any respect material to the Vendor the provisions of CLAUSES 5.3 and 5.4 and PARTS 3 and 4 of SCHEDULE 7 are not complied with on the date of Completion referred to under CLAUSE 5.1, the Purchaser or, as the case may be, the Vendor shall not be obliged to complete this Agreement and may:-

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

      5.5.1 defer Completion to a date not more than twenty-eight days after the date set by CLAUSE 5.1 (and so that the provisions of this CLAUSE 5.5 shall apply to Completion as so deferred); or

      5.5.2 proceed to Completion so far as practicable and without prejudice to their rights under this Agreement; or

      5.5.3 rescind this Agreement without prejudice to their rights and remedies under this Agreement; or

      5.5.4 waive all or any of the requirements contained in CLAUSE 5.2 or, as the case may be, CLAUSES 5.3 and 5.4, at their discretion.

6.    COMPLETION ACCOUNTS

6.1   Preparation of Completion Accounts

      6.1.1 The Vendor shall procure that accounts are prepared by the Auditors for the Group as at the close of business on 31 October 1997 and that a draft of such accounts is submitted to the Purchaser for review within 75 days after Completion. The Vendor shall be entitled to submit amendments to the draft accounts to the Purchaser at any time prior to the later of 150 days from Completion and the agreement of such accounts with the Purchaser. The Purchaser shall be entitled to not less than 30 days to consider any amendments to the draft accounts submitted by the Vendor.

      6.1.2 If the Vendor shall fail to procure the preparation of Completion Accounts in accordance with CLAUSE 6.1.1 the Purchaser may procure the same at the Vendor's expense.

      6.1.3 The Completion Accounts shall be prepared in accordance with the principles set out in SCHEDULE 6.

      6.1.4 Unless within 60 days after receipt of the Completion Accounts pursuant to CLAUSE 6.1.1 the Purchaser notifies the Vendor in writing of any disagreement or difference of opinion relating to the Completion Accounts, the parties shall be deemed to have accepted such accounts as accurate but without prejudice to any claim which the Purchaser may have against the Vendor in respect of any breach of the Warranties or any other provisions of this Agreement.

      6.1.5 If within the period of 60 days referred to in CLAUSE 6.1.4 the Purchaser notifies the Vendor of any disagreement or difference of opinion relating to the Completion Accounts ("Notice of Disagreement") and if they are able to resolve such disagreement or difference of opinion within 30 days of the date of the Notice of Disagreement, the parties shall be deemed to have accepted the Completion Accounts as accurate but without prejudice to any claim which the Purchaser may have against the Vendor in respect of any breach of the Warranties or any other provision of this Agreement.

      6.1.6 If the Vendor and the Purchaser are unable to reach agreement within 30 days of the date of the Notice of Disagreement, the matter in dispute shall be referred to the decision of an independent chartered accountant (the "Independent Accountant") to be appointed (in default of nomination by agreement between the Vendor and the Purchaser) by the President for the time being of the Institute of Chartered Accountants in England and Wales.

      6.1.7 The Independent Accountant shall act as an expert and not as an arbitrator, the Arbitration Acts 1950 and 1979 shall not apply and his decision on the matter in dispute shall (in the absence of manifest error) be final and binding on the Vendor and the Purchaser. The costs of the Independent Accountant shall be apportioned between the Vendor and the Purchaser as the Independent Accountant shall decide but each party shall be responsible for its own costs of presenting its case to the Independent Accountant.

6.2   Adjustment of consideration

      The consideration payable by the Purchaser to each Seller shall be adjusted after Completion in accordance with the following provisions of this CLAUSE 6.2 such that:

      6.2.1 subject to CLAUSE 6.2.2, if the Net Assets are less than 'L'6 million but more than 'L'5.5 million the Vendor shall, subject to CLAUSE 10, pay to the Purchaser the amount of the deficiency below 'L'6 million; but

      6.2.2 if the Net Assets are less than 'L'5.5 million the Vendor shall, subject to CLAUSE 10, pay to the Purchaser the sum of 'L'500,000 plus an amount ascertained by multiplying the deficiency below 'L'5.5 million by two and the provisions of CLAUSE 6.2.1 shall not apply.

6.3 Any amount due to the Purchaser from the Vendor pursuant to CLAUSE 6.2 shall be paid in accordance with CLAUSE 10.

7.    WARRANTIES

7.1   Extent of Warranties

      In consideration of the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement, the Vendor hereby:-

      7.1.1 in relation to each Group Company warrants, represents and undertakes to the Purchaser, in the terms set out in SCHEDULE 5; and

      7.1.2 undertakes to the Purchaser that upon becoming aware of the occurrence or the impending or threatened occurrence or non-occurrence of any matter, event or circumstance (including any omission to act) which he knows would or might reasonably be expected to cause or constitute a breach of any of the Warranties or which he knows would or might give rise to a claim under the Deed of Tax Covenant he will promptly give written notice of such matter, event or circumstance to the Purchaser.

7.2   Obligation to make enquiries

      Where any of the Warranties referred to in COLUMN (2) of SCHEDULE 12 are made or given "so far as the Vendor is aware", such Warranties shall be deemed to be given to the best of the knowledge, information and belief of the Vendor after making due and careful enquiries of the Sellers and Glen Carroll.

7.3   Investigation by Purchaser

      None of the Warranties or the Indemnities or the Deed of Tax Covenant shall be deemed in any way modified or discharged by reason of any investigation or inquiry made by or on behalf of the Purchaser, and no information relating to any Group Company of which the Purchaser has knowledge (actual or constructive) other than by reason of its being Disclosed shall prejudice any claim which the Purchaser shall be entitled to bring or shall operate to reduce any amount recoverable by the Purchaser under this Agreement.

7.4   Information supplied by the Group Companies

      7.4.1 Subject to CLAUSES 7.4.2, any information supplied by or on behalf of any Group Company (or by any officer, employee or agent of any of them) to the Vendor or his advisers in connection with the Warranties, the Indemnities, the Deed of Tax Covenant or the information Disclosed shall not constitute a warranty, representation or guarantee as to the accuracy of such information in favour of the Vendor and the Vendor hereby undertakes to the Purchaser to waive any and all claims which he might otherwise have against any Group Company or against any officer, employee or agent of any of them in respect of such claims but so that this shall not preclude the Vendor from claiming against any Seller under any right of contribution or indemnity to which he may be entitled.

      7.4.2 Nothing contained in CLAUSE 7.4.1 shall preclude any action against any adviser to any Group Company to the extent that such action shall not result in any liability for any Group Company.

7.5   Separate and independent warranties

      Each of the Warranties set out in the separate paragraphs of SCHEDULE 5 shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other such Warranty.

7.6   Reliance

      The Purchaser has entered into this Agreement and the Purchase Agreements upon the basis of and in reliance upon the Warranties and the Indemnities and the same together with any provision of this Agreement or the Deed of Tax Covenant which shall not have been fully performed at Completion shall remain in force notwithstanding that Completion shall have taken place.

8.    LIMITATION OF VENDOR'S LIABILITY

8.1   Limitations on liability

      The liability of the Vendor in respect of any claim under the Warranties, the Indemnities and the Deed of Tax Covenant shall be limited as provided in SCHEDULE 8 but so that the limitations on the liability of the Vendor under this CLAUSE 8.1 and SCHEDULE 8 shall not apply in relation to the Warranties set out in PARAGRAPH 2.4.1 of SCHEDULE 5.

8.2   Exclusions from CLAUSE 8

      Notwithstanding any other provision of this Agreement, the provisions of this CLAUSE 8 and SCHEDULE 8 shall not apply to any claim made against the Vendor in the case of any fraudulent misrepresentation or dishonest act or omission by or on behalf of the Vendor as against the Purchaser.

8.3   Other operative provisions

      The provisions of SCHEDULE 8 shall have immediate effect.

9.    INDEMNITIES

9.1 The Vendor undertakes to indemnify and keep the Purchaser indemnified from and against and in respect of and to pay on demand to the Purchaser an amount equivalent to:-

      9.1.1 all Losses incurred by the Purchaser or any Group Company prior to the fifth anniversary of Completion in relation to or arising from any breach or alleged breach prior to Completion by any Group Company of the patents held by Allergan, Inc. (such Losses not to include any Losses resulting from any decision to continue any process after Completion);

      9.1.2 all Losses incurred by any Group Company or the Purchaser prior to the second anniversary of Completion in relation to claims by any employees of any Group Company in respect of their cessation of employment prior to Completion but only to the extent such Losses exceed (pound)25,000; and

      9.1.3 all Losses incurred by or arising from any Group Company or the Purchaser prior to the second anniversary of Completion, including any revenues lost by any Group Company, as a result of or arising from any material breach or alleged material breach prior to Completion by a Group Company of any OEM Agreement.

9.2 Any sum payable by the Vendor pursuant to this CLAUSE 9 shall be paid free and clear of any deduction or withholding whatsoever, save only as may be required by law.

9.3 If any deduction or withholding is required by law to be made from any payment by the Vendor pursuant to this CLAUSE 9 or if the Purchaser is subject to Taxation in respect of such payment the Vendor shall increase the amount of the payment by such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of all deductions or withholdings or Taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to any deductions or withholdings or Taxation.

10.   SET OFF

10.1 In the event that the Purchaser has any claim against the Vendor pursuant to the Net Asset adjustment mechanism in CLAUSE 6.2 ("Net Asset Claim"), the Warranties, the Indemnities or the Deed of Tax Covenant (a "Claim"), all or part of the Claim Amount shall be divided amongst the Sellers in the Agreed Proportions or, in respect of a Net Asset Claim, pro rata to the aggregate of the Cash Consideration and the Purchase Notes received by each Seller for the Shares, and shall be satisfied in the following order:-

      10.1.1 firstly, the Claim Amount shall be set off against the Purchase Notes in the Agreed Proportions or, in respect of a Net Asset Claim, pro rata to the aggregate of the Cash Consideration and the Purchase Notes received by each Seller for the Shares, and the amounts (whether of principal, interest or otherwise) outstanding under the Purchase Notes shall reduce and be cancelled accordingly and in accordance with the terms of the Purchase Notes;

      10.1.2 secondly, if a Purchase Note held by any Seller has been repaid or has been reduced to zero by operation of CLAUSE 10.1.1, the balance of that Seller's Agreed Proportion of the Claim Amount shall be deducted from that Seller's share of the First Option Price or, if that has already been paid or reduced to zero, the Second Option Price (as each such term is defined in the Earn Out Agreement), or, in the case of the Vendor, from the EOLN and retained by the Purchaser; and

      10.1.3 to the extent set-off is not available for any reason, the balance of any Seller's Agreed Proportion of the Claim Amount shall be payable in cash by the Vendor.

10.2 For the purposes of CLAUSE 10.1, a "Claim Amount" shall mean, in relation to any Claim:-

      10.2.1 the amount which is agreed by the Vendor; or

      10.2.2 the amount which shall have been adjudged at first instance by a court of competent jurisdiction to be payable by the Vendor to the Purchaser.

11.   TCC STOCK OPTIONS, THE SCHEME AND A TCC UNDERTAKING

11.1 Subjectto CLAUSE 11.2, TCC agree to use all reasonable endeavours following Completion to procure that The Cooper Companies, Inc. 1988 Long Term Incentive Plan (the "TCC Plan") is amended so as to enable United Kingdom employees and full time directors of the Group to be granted options over TCC common stock which have been approved under Schedule 9 to the Income and Corporation Taxes Act 1988 ("ICTA"), by the United Kingdom Board of Inland Revenue ("Approved Options").

11.2  The parties agree that:

      11.2.1 if the amendments required to the TCC Plan referred to in CLAUSE
             11.1 require the approval of the holders of TCC common stock then TCC shall not be obliged to seek such approval of such stockholders and CLAUSE 11.1 shall not apply; and

      11.2.2 all costs of TCC (up to a maximum of 'L'3,000) in seeking to make and in effecting any amendment of the TCC Plan pursuant to CLAUSE 11.1 shall be borne by the

             Vendor and the Vendor hereby agrees to fully indemnify TCC and keep TCC fully indemnified against all such costs.

11.3 TCC agrees that on the execution and exchange of this Agreement it shall procure the grant to each of the persons listed in COLUMN 1 of PART A of
      SCHEDULE 10 of such number of options over TCC common stock as are set against their respective names in COLUMN 2 of PART A of SCHEDULE 10. The exercise of any such options shall be conditional on Completion.

11.4 TCC agrees that within 30 days of approval being given (if given) by the Board of Inland Revenue to the TCC Plan pursuant to CLAUSE 11.1 it shall procure the grant to each of the persons listed in COLUMN 1 of PART B of
      SCHEDULE 10 of such number of options over TCC common stock as are set against their respective names in COLUMN 2 of PART B of SCHEDULE 10 of which the maximum number permissible under paragraph 28 of schedule 9 to ICTA shall be Approved Options.

11.5 If the TCC Plan shall not be amended pursuant to CLAUSE 11.1, whether because approval of TCC stockholders would be required or because the United Kingdom Inland Revenue refuses to grant approval of the amendments or otherwise, then TCC shall, as soon as reasonably practicable, grant to each of the persons listed in COLUMN 1 of PART B of SCHEDULE 10 such number of options over TCC common stock as are set against their respective names in COLUMN 2 of PART B of SCHEDULE 10.

11.6 Subject always to the rules of the TCC Plan, all options granted pursuant to CLAUSES 11.3 to 11.5 shall have an exercise price per share of TCC common stock equivalent to the average of the high and low selling price of TCC common stock on the New York Stock Exchange ("Market Price") on the last trading day prior to the execution and exchange of this Agreement or in the case of the Approved Options, an exercise price per share determined by reference to such other method of calculating the Market Value of TCC common stock at their date of grant as the Board of Inland Revenue may allow.

      TCC agrees that, following Completion, it shall grant options over TCC common stock, up to the maximum number of options set out in PART C of
      SCHEDULE 11, to such employees of the Group as the Vendor may direct in writing. The options granted pursuant to this CLAUSE 11.7 shall have an exercise price which is the Market Price on the last trading day prior to the date of grant. The options shall be granted by TCC within 30 days of a written request from the Vendor.

11.7 The Purchaser agrees to grant, as soon as reasonably practicable following Completion, options over the Earn-Out Shares pursuant to the Scheme to such of the employees of the Group and in such numbers as the Vendor shall, at any time within the three month period following Completion, direct.

11.8 The Purchaser and TCC agree to use all reasonable endeavours to procure that any Sellers who have given personal guarantees in respect of the Group Companies shall be released from such personal guarantees and, pending the obtaining of such releases, the Purchaser and TCC agree to indemnify and keep indemnified such Sellers from and against all liabilities in respect of such guarantees.

12.   ENVIRONMENTAL INDEMNITY

12.1 The Vendor undertakes to indemnify the Purchaser, for and on behalf of itself and as trustee for each of the Beneficiaries, and keep the Beneficiaries indemnified from and against and in respect of and to pay on demand to the Purchaser (acting as aforesaid) an amount equal to:-

      12.1.1 half of any Environmental Loss to the extent that such Environmental Loss arises under any Environmental Law which is enacted after the date hereof (in respect of which the parties hereby acknowledge that the Contaminated Land Provisions were enacted before the date of this Agreement);

      12.1.2 half of any cost incurred by the Purchaser or any Group Company in relation to the Purchaser or any Group Company complying with a direction from a Competent Authority to undertake Remedial Action in relation to the land adjacent to the temporary car park at the Hamble Properties identified in the Dames & Moore reports to the Purchaser as being contaminated. Provided that no such claim shall be made in circumstances where the said direction of the Competent Authority arises out of any proposed change of use of the said land;

      12.1.3 the costs of removing asbestos and/or asbestos containing materials from any buildings at or on the Thermoking Property;

      12.1.4 any Losses which result from a failure by the Purchaser or any Group Company to obtain a Permit in respect of the discharge of wastewater from the Properties at Hamble referred to in the Dames & Moore reports to the Purchaser; and

      12.1.5 any Environmental Losses incurred by any Group Company or the Purchaser where the Environmental Matter has arisen as a result of ground contamination of gravels by hydrocarbons leaking from the storage tank at the Thermoking Property that has been identified by Dames & Moore in a report to the Purchaser PROVIDED ALWAYS THAT the Purchaser shall not voluntarily notify any environmental authority (save where it is legally obliged to do so or is acting in the ordinary course of business) of any matter which could give rise to a claim against the Vendor under this CLAUSE 12.1.4.


12.2 Any sum payable by the Vendor pursuant to this CLAUSE 12 shall be paid free and clear of any deduction or withholding whatsoever, save only as may be required by law.

12.3 If any deduction or withholding is required by law to be made from any payment by the Vendor pursuant to this CLAUSE 12 or if the Purchaser is subject to Taxation in respect of such payment the Vendor shall increase the amount of the payment by such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of all deductions or withholdings or Taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to any deductions or withholdings or Taxation.

13.   RTPA

13.1 If there is any provision of this Agreement, or of any agreement or arrangement of which this Agreement forms part, which causes or would cause this Agreement or that agreement or

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

      arrangement to be subject to registration under the RTPA, then that provision shall not take effect until the day after particulars of this Agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24, RTPA.

13.2  The Purchaser shall furnish such particulars as are referred to in CLAUSE
      13.1 as soon as is reasonably practicable after the date of this Agreement and within the time limits specified in the RTPA and the Vendor undertakes to provide such information and assistance as the Purchaser may reasonably require in connection therewith.

14.   ANNOUNCEMENTS

14.1  Restrictions on announcements

      No announcement shall be made in relation to the subject matter of this Agreement or a matter ancillary to this Agreement without the prior written consent of the other party save as may be required by any:-

      14.1.1 law;

      14.1.2 existing contractual arrangements; or

      14.1.3 the Stock Exchange or the Panel on Takeovers and Mergers or any other applicable regulatory authority to which the Sellers are subject where such requirement has the force of law,

      provided such communication shall be made only after consultation with the Purchaser.

14.2  Continuing effect

      The restrictions contained in this clause shall continue to apply after Completion without limit in time.

14.3  Legal and regulatory requirements

      The Purchaser and the Vendor undertake to provide all such information known to him or it as may reasonably be required by the Vendor or the Purchaser, as the case may be, for the purpose of complying with the requirements of law or of any applicable regulatory authority to which either party is subject where such requirement has the force of law.

15.   ASSIGNMENT

15.1 No party may assign the benefit of this Agreement whether absolutely or by way of security except in the case of an absolute assignment of all or part by the Purchaser to an Affiliate of the Purchaser and provided and so long as it remains an Affiliate (failing which the benefit of this Agreement shall no longer be available to such assignee nor to any assignor) save that the Purchaser may assign such benefit absolutely or by way of security to a person other than an Affiliate of the Purchaser with the prior consent in writing of the Vendor such consent not to be unreasonably withheld or delayed and any purported assignment in contravention of this clause shall be ineffective.

15.2 Subject to CLAUSE 15.1, this Agreement shall be binding upon and enure for the benefit of the personal representatives and assigns and successors in title of each of the parties.

16.   REMEDIES CUMULATIVE

16.1 The rights, powers and remedies provided in this Agreement or expressly referred to herein are cumulative and do not exclude any rights, powers or remedies provided by law or by any other document other than this Agreement.

16.2 Nothing in this Agreement, the Deed of Tax Covenant, the Disclosure Documents or in any document in the agreed terms shall be read or construed as excluding any liability or remedy as a result of fraud.

16.3 Nothing in this Agreement shall entitle the Purchaser to rescind this Agreement.

17.   WAIVER, VARIATION AND RELEASE

17.1 No omission to exercise or delay in exercising on the part of any party to this Agreement any right, power or remedy provided by law or under this Agreement shall constitute a waiver of such right, power or remedy or any other right, power or remedy or impair such right, power or remedy. No single or partial exercise of any such right, power or remedy shall preclude or impair any other or further exercise thereof or the exercise of any other right, power or remedy provided by law or under this Agreement.

17.2 Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. Unless otherwise expressly stated any waiver shall be effective only in the instance and only for the purpose for which it is given.

17.3 No variation to this Agreement shall be of any effect unless it is agreed in writing and signed by or on behalf of each party.

18.   COSTS AND EXPENSE

18.1  General

      Save as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and other agreements forming part of the transaction.

18.2  TCC's contribution

      TCC shall contribute 'L'50,000, including VAT, towards the legal costs and expenses of the Vendor.

18.3  Group Companies to pay no costs

      For the avoidance of doubt, no Group Company shall pay any legal or other professional charges and expenses in connection with any investigation of the affairs of the Group or the negotiation, preparation, execution and carrying into effect of this Agreement or any other agreement forming part of the transaction.

19.   NOTICES

19.1 Any communication to be given in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand or sent by first class pre-paid post or sent by air mail. Delivery by courier shall be regarded as delivery by hand.

19.2 Such communication shall be sent to the address of the relevant party referred to in this Agreement or to such other address as may previously have been communicated to the other party in accordance with this clause. Each communication shall be marked for the attention of the relevant person.

      19.3  A communication shall be deemed to have been served:-

      19.3.1 if delivered by hand at the address referred to in CLAUSE 19.2, at the time of delivery;

      19.3.2 if sent by first class pre-paid post to the address referred to in CLAUSE 19.2, at the expiration of two clear days after the time of posting; and

      19.3.3 if sent by air mail to the address referred to in CLAUSE 19.2, at the expiration of five clear days after posting.

      If a communication would otherwise be deemed to have been delivered outside of normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business Day) in the time zone of the territory of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the opening of business on the next Business Day.

19.4 In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class pre-paid letter or air mail letter.

19.5 A party may notify the other parties to this Agreement of a change to its name, relevant person or address for the purposes of CLAUSE 19.1 PROVIDED THAT such notification shall only be effective on:-

      19.5.1 the date specified in the notification as the date on which the change is to take place; or

      19.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

19.6 For the avoidance of doubt, the parties agree that the provisions of this clause shall not apply in relation to the service of Service Documents.

20.   COUNTERPARTS

20.1 This Agreement may be executed in any number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

20.2 Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same Agreement.

21.   LANGUAGE

21.1 This Agreement is drawn up in the English language and if this Agreement is translated into any language other than English, the English language text shall prevail.

21.2 Each notice, instrument, certificate or other communication to be given by one party to another hereunder or in connection with this Agreement shall be in the English language (being the language of negotiation of this Agreement) and in the event that such notice, instrument, certificate or other communication or this Agreement is translated into any other language, the English language text shall prevail.

22.   INVALIDITY

      Each of the provisions of this Agreement is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability in that jurisdiction of the remaining provisions of this Agreement of that provision or any other provision of this Agreement, shall not in any way be affected or impaired thereby.

23.   AGREEMENT TO CONTINUE IN FULL FORCE AND EFFECT

      This Agreement shall, to the extent that it remains to be performed, continue in full force and effect notwithstanding Completion.

24.   CONFIDENTIALITY

24.1 The Vendor hereby undertakes with the Purchaser that it shall both during and after the term of this Agreement keep confidential and not directly or indirectly reveal, report, publish, disclose or transfer or use for his own or any other purposes Confidential Information except:-

      24.1.1 in the circumstances set out in CLAUSE 24.2; or

      24.1.2 to the extent otherwise expressly permitted by this Agreement; or

      24.1.3 with the prior consent in writing of the party to whose affairs such Confidential Information relates. The circumstances referred to in CLAUSE 24.1.1 above are:-

      24.2.1 where the Confidential Information, before it is furnished to or comes into the knowledge or possession of the Vendor, is in the public domain; or

      24.2.2 where the Confidential Information, after it is furnished to or comes into the knowledge or possession of the Vendor enters the public domain otherwise than as a result of (a) a breach by the Vendor of its obligations in this CLAUSE 24 or (b) a breach by the person who disclosed that Confidential Information of his confidentiality obligation and the Vendor is aware of such breach; or

      24.2.3 if and to the extent the Vendor makes disclosure of the Confidential Information to any person:

             (a) in compliance with any requirement of law; or

             (b) in response to a requirement of the Stock Exchange or the Panel on Take-overs and Mergers or any other applicable Competent Authority to which the Vendor is subject where such requirement has the force of law; or

             (c) in order to obtain tax or other clearances or consents from the
                 Inland Revenue or other relevant taxing or regulatory authorities; or


      24.2.4 to the consultants and professional advisers of the Vendor, in each case on the basis that they will comply with the Vendor's obligations of confidence hereunder,

      PROVIDED THAT any such information disclosable pursuant to CLAUSES 24.2.3
      (A), (B) OR (C) shall be disclosed to the extent permitted by law and only after consultation with the other party.

24.3 The restrictions contained in this clause shall continue to apply after the Completion without limit in time.

25.   GOVERNING LAW AND JURISDICTION

25.1  English law

      This Agreement shall be governed by and construed in accordance with English law.

25.2  Courts of England and Wales

      The parties to this Agreement irrevocably agree that the courts of England shall have the non-exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts.

25.3  Acceptance by Vendor and Purchaser

      For the avoidance of doubt, the Vendor and the Purchaser expressly and specifically agree and accept the terms of this clause and signs below in recognition of this fact.

AS WITNESS the hands of the parties or their duly authorised representatives on the date first appearing at the head of this Agreement.

                                   SCHEDULE 1
                                   THE SELLERS

                       PART 1 - ASPECT VISION CARE LIMITED

                       (1)                                    (2)
Name address and fax number (if any)              Number of Shares


John De Carle                                     200,899

Clive De Carle                                    66,966

Ian McDermott                                     105,233

Ron Poole                                         105,233

Barrie Bevis                                      60,421

Ivor Atkinson                                     15,105


                     PART 2 - NEW FOCUS HEALTH CARE LIMITED

                    (1)                                     (2)

Name address and fax number (if any)             Number of Shares

Geoffrey Galley                                  221,303

Anthony Galley                                   261,302

Trevor Brooker                                   208,303

Brooker Family Trust                             33,000

                   PART 3 - CONTACT LENS TECHNOLOGIES LIMITED

                    (1)                                        (2)

Name address and fax number (if any)                Number of Shares

Geoffrey Galley                                     200

Norma Galley                                        200

Anthony Galley                                      350

Barrie Bevis                                        200

Ivor Atkinson                                       25

Mike Kelly                                          25


                      PART 4 - ASPECT VISION ITALIA s.r.l.

                    (1)                                        (2)

Name address and fax number (if any)                 Value of Quotas (Lire)

Giacomi Grassi                                       177,687,000

Fabrizio Lambertini                                  11,464,000

                                   SCHEDULE 2
                             PART 1 - THE COMPANIES


Name:                        NEW FOCUS HEALTHCARE LIMITED

Date and place of            12 September 1984
incorporation:               England and Wales

Registered number:           1847802

Registered office:           Unit 2, South Point, Hamble, Southampton,
                             Hampshire, SO31 4RF

Authorised share capital:    'L'30,000 divided into 500,000 ordinary shares of
                             1p each, 900,000 convertible redeemable preferred ordinary shares of 1p each 1,600,000 preferred ordinary shares of 1p each

Issued share capital:        'L'7,239.08

Registered and beneficial owner            Number and Class
-------------------------------            ----------------

Geoffrey Harrison Galley                   221,303 Ordinary
Anthony David Galley                       261,302 Ordinary
Wilfred Trevor Brooker                     208,303 Ordinary

Wilfred Trevor Brooker and                 33,000 Ordinary
Barbara Joan Brooker as trustees
for the WT Brooker Family
Trust.

Directors:                          Wilfred Trevor Brooker
                                    Anthony David Galley
                                    Geoffrey Harrison Galley

Secretary:                          Ian Robert Bussey

Auditor:                            Leonard Gold Chartered Accountants

Bank:                               National Westminster Bank plc

Accounting reference date:          31 March

Name:                      CONTACT LENS TECHNOLOGIES LIMITED

Date and place of          14 March 1994
incorporation:             England and Wales

Registered number:         02908056

Registered office:         Unit 2, South Point, Hamble, Southampton,
                           Hampshire, SO31 4RF

Authorised share capital:  'L'5,000,000 divided into 5,000,000 ordinary shares of 'L'1 each

Issued share capital:      'L'1,000

Registered and beneficial owner              Number and class
-------------------------------              ----------------

Geoffrey Harrison Galley                     200 Ordinary
Anthony David Galley                         350 Ordinary
Barrie Bebis                                 200 Ordinary
Ivor Atkinson                                 25 Ordinary
Michael J Kelley                              25 Ordinary
Norma Galley                                 200 Ordinary

Directors:                          Geoffrey Harrison Galley
                                    Anthony David Galley
                                    Barrie Bevis

Secretary:                          Ian Robert Bussey

Auditor:                            Leonard Gold Chartered Accountants

Bank:                               National Westminster Bank plc

Accounting reference date:          31 March

Name:                      ASPECT VISION CARE LIMITED

Date and place of          17 September 1973
incorporation:             England and Wales

Registered number:         01134463

Registered office:         Unit 2, South Point, Hamble, Southampton,
                           Hampshire, SO31 4RF

Authorised share capital:  'L'5,000,000 divided into 5,000,000 ordinary shares of 'L'1 each

Issued share capital:      'L'1,510,522

Registered and beneficial owner             Number and class
-------------------------------             ----------------

New Focus Healthcare Limited                 994,428 Ordinary
J T De Carle                                 183,048 Ordinary
I A McDermott                                 97,680 Ordinary
R B Poole                                     97,680 Ordinary
C T De Carle                                  62,160 Ordinary
B Bevis                                       60,421 Ordinary
I Atkinson                                    15,105 Ordinary


Directors:                           Barrie Bevis
                                     Wilfred Trevor Brooker
                                     John Trevor De Carle
                                     Anthony David Galley
                                     Geoffrey Harrison Galley
                                     Ian Arthur McDermott

Secretary:                           Ian Robert Bussey

Auditor:                             Leonard Gold Chartered Accountants

Bank:                                National Westminster Bank plc

Accounting reference date:           31 March

Name:                      ASPECT VISION ITALIA s.r.l.

Date of incorporation:     15 April 1992

Registered number:         325566

Taxpayer number:           10653750157

Registered office:         27 Via P. Lomazzo, Milan

Capital:                   Lire 590 million (registered, subscribed and paid)

Capital holders:

           Name                        Value of capital (Lire)
           ----                        -----------------------
Giacomo Grassi                               177,687,000
Fabrizio Lambertini                           11,464,000
Aspect Vision Care Limited                   400,849,000


Directors:                 Giacorno Grassi
                           Anthony D Galley
                           Wilfrid T Brooker

                            PART 2 - THE SUBSIDIARIES

Name:                        FOCUS SOLUTIONS LIMITED

Date and place of          7 May 1987
incorporation:             England and Wales

Registered number:         02128972

Registered office:         Unit 2, South Point, Hamble, Southampton,
                           Hampshire, SO31 4RF

Authorised share capital:  'L'100 divided into 100 ordinary shares of 'L'1 each

Issued share capital:      'L'100

Registered and beneficial owner              Number and class
------------------------------               ----------------
Aspect Vision Care Limited                   99 Ordinary
Geoffrey Harrison Galley                      1 Ordinary


Directors:                          Wilfred Trevor Brooker
                                    Anthony David Galley
                                    Geoffrey Harrison Galley

Secretary:                          Ian Robert Bussey

Auditor:                            Leonard Gold Chartered Accountants

Bank:                               N/A

Accounting reference date:          31 March

Name:                      ASPECT SPECIALITY LIMITED

Date and place of          2 March 1988
incorporation:             England and Wales

Registered number:         02226443

Registered office:         Unit 2, South Point, Hamble, Southampton,
                           Hampshire, SO31 4RF

Authorised share capital:  'L'5,000,000 divided into 5,000,000 ordinary shares of 'L'1 each

Issued share capital:      'L'10,000

Registered and beneficial owner            Number and class
------------------------------             ----------------

Aspect Vision Care Limited                 10,000 Ordinary

Directors:                          Wilfred Trevor Brooker
                                    Anthony David Galley
                                    Geoffrey Harrison Galley

Secretary:                          Ian Robert Bussey

Auditor:                            Leonard Gold Chartered Accountants

Bank:

Accounting reference date:          31 March

Name:                      AVERLAN COMPANY LIMITED

Date and place of          22 October 1971
incorporation:             England and Wales

Registered number:         01028262

Registered office:         Unit 5, Eastern Road, Aldershot, Hampshire
Authorised share capital:  'L'62,065 divided into 40,000 A ordinary shares of
                           'L'1 each and 22,065 B ordinary shares of 'L'1 each

Issued share capital:      'L'57,143 divided into 40,000 A ordinary shares of
                           'L'1 each and 17,143 B ordinary shares of 'L'1 each


Registered and beneficial owner           Number and class
-------------------------------           ----------------

Aspect Vision Care Limited            40,000 A Ordinary Shares
Aspect Vision Care Limited            17,143 B Ordinary Shares

Directors:                          Wilfrid Trevor Brooker
                                    Anthony David Galley

Secretary:                          Anthony David Galley

Auditor:                            Leonard Gold Chartered Accountants

Bank:

Accounting reference date:          31 March

Name:                      ASPECT CONTACT LENSES LIMITED

Date and place of          24th September 1986
incorporation:             England and Wales

Registered number:         2057962

Registered office:         Unit 2, South Point, Hamble, Southampton,
                           Hampshire, SO31 4RF

Authorised share capital:  'L'100 divided into 100 ordinary shares of 'L'1 each

Issued share capital:      'L'100

Registered and beneficial owner            Number and class
-------------------------------            ----------------

Aspect Vision Care Limited                       99
John De Carle (as nominee                         1
for Aspect Vision Care
Limited)

Directors:                          Ian McDermott
                                    Ron Poole
                                    J de Carle
                                    C de Carle

Secretary:                          Ian Robert Bussey

Auditor:                            Leonard Gold Chartered Accountants

Bank:                               N/A

Accounting reference date:          31 March

                                   SCHEDULE 3
                                   PROPERTIES

                          PART 1 - GENERAL DESCRIPTION

(1)                    (2)                  (3)                     (4)
                                                              Title number and
Description of                           Registered or         grade of title
Property               Tenure            unregistered          (if registered)
-------------          ------           --------------        -----------------
Former Thermo King
Building               Freehold          Registered             HP 359537
Hamble

Unit 1, Southpoint
Industrial Park,       Freehold          Registered             HP 513392
Hamble


Unit 2, Southpoint
Industrial Park,       Freehold          Registered             HP 525215
Hamble
                                      -37-

                                 PART 2 - LEASES

(1)                    (2)                   (3)              (4)                             (5)
Property               Date                  Term             Parties                          Current yearly rent
--------               ----                  ----             -------                          --------------------
Unit 5, Eastern Road   12th January 1983     25 years        Gibbswood Builders Limited(1)       No details of current rent
Trading Estate,                                              Averlan Company Limited (2)
Aldershott

Unit B, Northbridge    18th June 1992         3 years        Hillgate Industrial Estates Ltd(1)  No details of current
Road                                                         New Focus Health Care Ltd(2)        rent
Berkhamsted

Unit 1, River Park    31st August 1995        3 years        Jarvis Intercom Limited(1)          'L'40,000 (exclusive of VAT)
Industrial Estate,                                           Aspect Vision Care Ltd(2)
Billitt Lane
Berkhamstead

Via L. Pentimali 46    2 July 1995            1 year         Aspect Vision Italia s.r.l.
Roma, Italy                                                  Critina Grassi

Via Borgogna 5         7 July 1995            6 years        Aspect Vision Italia s.r.l.
Milano Italy                                                 Ralari, Spa

                                   SCHEDULE 4

A:    Granted Patents

----------------------------------------------------------------------------

 NO.       COUNTRY           PATENT NO.                 STATUS

----------------------------------------------------------------------------

1.    Australia          629280             Granted Patent
----------------------------------------------------------------------------

2.    Great Britain      2,226,977 A        Lapsed and replaced by
                                            European Patent

----------------------------------------------------------------------------

3.    Singapore          1137/93            Registered European Patent

----------------------------------------------------------------------------

4.    Europe             0,383,425          Granted Patent Austria,
                                            Belgium, Switzerland,
                                            Liechtenstein, Germany,
                                            Denmark, Spain, France,
                                            Greece, Italy, Luxembourg,
                                            Netherlands, Sweden
----------------------------------------------------------------------------

5.    Taiwan             39682              Granted Patent
----------------------------------------------------------------------------

6.    USA                5,087,015          Granted Patent
----------------------------------------------------------------------------

B:    Patent Applications

----------------------------------------------------------------------------

           COUNTRY        APPLICATION NO.               STATUS

----------------------------------------------------------------------------

7.    Canada             2,007,536          Pending
----------------------------------------------------------------------------

8.    Japan              3697/90            Pending

----------------------------------------------------------------------------

9.    S Korea            90355              Pending
----------------------------------------------------------------------------

                                   SCHEDULE 5
                                 THE WARRANTIES
                                     PART 1

1.    PRELIMINARY

1.1   Power to contract

      The Vendor has full power to enter into and perform this Agreement, the Deed of Tax Covenant and such other of the documents in the agreed terms as he is a party to respectively and all such agreements and deeds constitute binding obligations on the Vendor in accordance with their terms.

2.    THE COMPANY

2 The particulars of each Group Company set out in schedule 2 are true and complete.

2.2   Memorandum and articles of association

      The copies of the memorandum and articles of association of each Group Company which are comprised in the EXHIBIT C are true and complete in all respects and have embodied in them or annexed to them a copy of every such resolution and agreement as is referred to in section 380(4), CA 85 and each Group Company has at all times carried on its business and affairs in all respects in accordance with its memorandum and articles of association and all such resolutions and agreements.

2.3   Statutory returns

      Each Group Company has complied with the provisions of the Companies Acts and all returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies or to any other authority whatsoever by a Group Company have been correctly and properly prepared and so filed or delivered.

2.4   Share capital

           2.4.1 There is no Encumbrance or any form of agreement (including conversion rights and rights of pre-emption) on, over or affecting the Shares being transferred by the Vendor or any unissued shares, debentures or other securities of any Group Company and there is no agreement or commitment to give or create any of the foregoing. No claim has been made by any person to be entitled to any of the foregoing and no person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of any Group Company under any of the foregoing.

           2.4.2 No Group Company has at any time:-

                (a) repaid, redeemed or purchased (or agreed to repay, redeem or purchase) any of its shares, or otherwise reduced (or agreed to reduce) its issued share capital or any class of it or capitalised (or agreed to capitalise) in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed (or agreed to pass) any resolution to do so; or

                (b) directly or indirectly provided any financial assistance for the purpose of the acquisition of shares in the Company or any holding company of the Company or for the purpose of reducing or discharging any liability incurred in such an acquisition whether pursuant to sections 155 and 156, CA 85 or otherwise.

2.5   Solvency

           2.5.1 No Group Company is insolvent or unable to pay its debts according to section 123, Insolvency Act 1986.

           2.5.2 No order has been made or petition presented or resolution passed for the winding up of any Group Company and no distress, execution or other process has been levied on any of their assets. No administrative or other receiver has been appointed by any person over the business or assets of any Group Company or any part thereof, nor has any order been made or petition presented for the appointment of an administrator in respect of any Group Company.

3.         CONNECTED BUSINESS

3.1        Subsidiaries

           The particulars of the Subsidiaries set out in PART 2 of SCHEDULE 2 are true and complete and the shares of the Subsidiaries are held and owned as shown in PART 2 of SCHEDULE 2 free from all Encumbrances and with all rights now or hereafter attaching thereto.

3.2        Connected transactions

           No Group Company:-

           3.2.1 is or has agreed to become the holder or other owner of any class of any shares, debentures or other securities of any other company (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries;

           3.2.2 has agreed to become a subsidiary of any other company or under the control of any group of companies or consortium;

           3.2.3 is or has agreed to become a member of any partnership, joint venture, consortium or other unincorporated association other than a recognised trade association or agreement or arrangement for sharing commissions or other income;

           3.2.4 has a branch, place of business or substantial assets outside England and Wales or any permanent establishment (as that expression is defined in any relevant Order in Council made pursuant to section 788, Taxes Act) in any country outside the United Kingdom; and

           3.2.5 save as otherwise Disclosed pursuant to PARAGRAPHS 3.2.1 TO 3.2.4, has any interest, legal or beneficial, in any shares or other capital or securities or otherwise howsoever in any other firm, company, association, venture or legal person or entity.

4.         ACCOUNTS

4.1        General

           The Accounts:-

           4.1.1 were prepared in accordance with the requirements of all relevant statutes, with good accounting principles and practices generally accepted at the date hereof in the United Kingdom (including the Accounting Standards) for companies carrying on a similar business to that of the Group Companies and on a basis consistent with preceding accounting periods of the Group Company concerned and with the books of account of the Group Company concerned and are true and accurate in all material respects; and

           4.1.2 show a true and fair view of the assets and liabilities of the relevant Group Company at the Balance Sheet Date and of its profits for the financial year ended on such date.

4.2        Stock-in-trade and work-in-progress

           The basis of valuation for stock-in-trade and work-in-progress has remained in all material respects consistent with that adopted for the purpose of the Group's audited accounts of the Group Company concerned in respect of the beginning and end of each of the accounting periods of the Group Company for the last three financial years.

4.3        Profits

           The profits of the Group Companies for the three years ended on the Balance Sheet Date as shown by the Accounts and by the audited accounts of the Company for previous periods delivered to the Purchaser and the trend of profits shown by them have not (except as disclosed in them) been affected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or so far as the Vendor is aware by any other factors rendering such profits for all or any of such periods exceptionally high or low.

4.4        Management Accounts

           The Management Accounts:-

           4.4.1 have been prepared on a proper and consistent basis in accordance with applicable standards, principles and practices generally accepted in the United Kingdom and on a basis consistent with the Accounts; and

           4.4.2 without prejudice to the generality of the foregoing, do not reflect the turnover and the cost of sales of the Group for the period they cover in a materially inaccurate way.

5.         POST-BALANCE SHEET DATE EVENTS

5.1        Since the Balance Sheet Date each Group Company:-

           5.1.1 has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment not provided for in the Accounts which is not in the ordinary course of business and without any interruption or alteration in the nature, scope or manner of its business;

           5.1.2 has not experienced any material deterioration in its financial position or, so far as the Vendor is aware, in its prospects or turnover or, so far as the Vendor is aware, suffered any diminution of its assets by the wrongful act of any person and no Group Company has had its business, profitability or prospects materially and adversely affected by the loss of any important customer or source of supply or, so far as the Vendor is aware, by any other factor and, so far as the Vendor is aware, there are no facts which are likely to give rise to any such effects;

           5.1.3 has not acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any material liabilities (actual or contingent) otherwise than in the ordinary course of business;

           5.1.4 has not declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise) and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of any Group Company has been repaid in whole or in part or has become due or is liable to be declared due by reason of either service of a notice or lapse of time or otherwise howsoever;

           5.1.5 has not made any change to the remuneration, terms of employment, emoluments or pension benefits of any present or former director, officer or employee of any Group Company who on the Balance Sheet Date was entitled to remuneration in excess of 'L'30,000 per annum and has not appointed or employed any additional director, officer or employee entitled as aforesaid;

           5.1.6 has not entered into contracts involving capital expenditure in an amount exceeding 'L'100,000 in the aggregate;

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           5.1.7 has not become aware that any event has occurred which would entitle any third party to terminate any contract or any benefit enjoyed by it or call in any money before the normal due date therefor;

           5.1.8 has not purchased stocks in quantities or at prices materially greater than was the practice of the relevant Group Company prior to the Balance Sheet Date;

           5.1.9 where applicable, has paid its creditors within the times agreed with such creditors and does not have any debts outstanding which are overdue for payment by more than four weeks;

          5.1.10 has not borrowed or raised any money or taken any financial facility (except such short term borrowings from bankers as are within the amount of any overdraft facility which was available to the relevant Group Company at the Balance Sheet Date) or since the Balance Sheet Date renegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to the relevant Group Company at the Balance Sheet Date;

          5.1.11 has not made any change to its accounting reference date and no accounting period of a Group Company has ended since the Balance Sheet Date;

          5.1.12 (including any class of its members) has not passed any resolution whether in general meeting or otherwise.

6.         TRANSACTIONS WITH THE SELLERS, DIRECTORS AND CONNECTED PERSONS

6.1        Loans and debts

           There is not outstanding:-

           6.1.1 any indebtedness or other liability (actual or contingent) owing by any Group Company to any Seller or Director or any Connected Person or owing to any Group Company by any Seller, or Director or any Connected Person; or

           6.1.2 any guarantee or security for any such indebtedness or liability as aforesaid.

6.2        Arrangements with Connected Persons

                 There is not outstanding any agreement, arrangement or understanding (whether legally enforceable or not) to which any Group Company is a party and in which any Seller, Director or former director of any Group Company or any Connected Person is or has been interested whether directly or indirectly (other than any form of service agreement).

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6.3        Competitive interests

           6.3.1 Neither the Vendor nor, so far as the Vendor is aware, any Seller, Director, former director of any Group Company nor any Connected Person, either individually, collectively or with any other person or persons, has any estate, right or interest, directly or indirectly, in any business (including, without prejudice to the generality of the foregoing, Ocular Sciences, Inc.) other than that now carried on by the Group Company which is or is likely to be or become competitive with the Business save as registered holder or other owner of any class of securities of any company if such class of securities is listed on any recognised investment exchange (as defined in the Financial Services Act 1986) and if such person (together with Connected Persons and Affiliates) holds or is otherwise interested in less than five per cent of such class.

           6.3.2 Neither the Vendor nor, so far as the Vendor is aware, the other Sellers either individually, collectively or with any other person or persons are interested in any way whatsoever in any Intellectual Property used and not wholly owned by the Company.

7.         FINANCE

7.1        Borrowings

           The total amount borrowed by any Group Company from any source does not exceed any limitation on its borrowing contained in the articles of association of any Group Company concerned or in any debenture or loan stock trust deed or instrument or any other document executed by any Group Company concerned and the amount borrowed by each Group Company from each of its bankers does not exceed the overdraft facility agreed with such banker. No Group Company has outstanding loan capital.

7.2        Financial facilities

           EXHIBIT D contains full details and true and correct copies of all documents relating to all debentures, acceptance lines, overdrafts, loans or other financial facilities outstanding or available to each Group Company and all Encumbrances to which any asset of any Group Company is subject. Neither the Seller nor any Group Company has done anything whereby the continuance of any such facility or Encumbrance in full force and effect might be affected or prejudiced.

7.3        Grants

           Full details of all material grants made to any Group Company in the last three years have been disclosed. So far as the Vendor is aware no act or transaction has been effected in consequence whereof any Group Company is or may be held liable to refund in whole or in part any grant or loan received by virtue of any statute or in consequence whereof any such grant or loan for which application has been made by it will not or may not be paid or will or may be reduced.

7.4        Options and guarantees

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           7.4.1 No Group Company is responsible for the indebtedness of any other person nor party to any option or pre-emption right or any guarantee, suretyship or any other obligation (whatever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.

           7.4.2 So far as the Vendor is aware no person other than a Group Company has given any guarantee of or security for any overdraft, loan or loan facility granted to any other Group Company.

7.5        Payment of obligations

           There has been no material delay by any Group Company in the payment of any material obligation due for payment.

8.         THE PROPERTIES

           For the purposes of this paragraph 8 the term "Freehold Properties" shall mean the freehold properties listed at schedule 3.

8.1        General

           8.1.1 The Properties comprise all the land and premises owned, controlled, used or occupied by the Group and all the rights or interests vested in the Group relating to any land and premises at the date hereof and the particulars set out in SCHEDULE 3 are true and accurate and not misleading.

           8.1.2 The relevant Group Company has disposed of all its rights, title and interest in and to any properties (other than the Properties) and has carried out its obligations in relation to those properties and the disposal of the rights, title and interest therein in such a manner as to ensure it has no liability (whether actual, contingent or otherwise) in relation thereto.

           8.1.3 Each Group Company has in its possession or unconditionally held to its order all the documents of title and other documents and papers relating to each of the Properties.

           8.1.4 So far as the Vendor is aware, the Freehold Properties, the title deeds and documentation relating thereto, and all fixtures and fittings and plant, equipment and other chattels on the Freehold Properties, are not subject to any Encumbrance or overriding interest (as defined in section 70, Land Registration Act 1925) nor is there any person in possession or occupation of or who has or claims any right of any kind in respect of any of the Freehold Properties adversely to the estate, interest, right or title therein of any Group Company.

           8.1.5 The Leasehold Properties, the title deeds and documentation relating thereto, and all fixtures and fittings and plant, equipment and other chattels on the Leasehold Properties, are not subject to any Encumbrance or

                                      -46-

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                 overriding interest (as defined in section 70, Land
                 Registration Act 1925) nor is there any person in possession or occupation of or who has or claims any right of any kind in respect of any of the Leasehold Properties adversely to the estate, interest, right or title therein of any Group Company.

           8.1.6 So far as the Vendor is aware, there are no rights, interests, covenants, restrictions, reservations, licences or easements nor any disputes or outstanding notices (whether given by a landlord, a local authority or any other person) nor (without prejudice to the generality of the foregoing) any other matters or things which adversely affect the value of any of the Leasehold Properties or the proper use and enjoyment of any of the Leasehold Properties.

           8.1.7 None of the Properties is subject to the payment of any outgoings other than the usual rates and taxes and all sums due to date in respect thereof have been paid.

           8.1.8 No proposal relating to the rateable value of any of the Properties has been determined by the Valuation and Community Charge Tribunal or Land Tribunal and there is no subsisting proposal to challenge the rateable value of any of the Properties.

           8.1.9 Each of the Leasehold Properties:-

                (a) enjoys access and egress over roads and footpaths which have been adopted by the appropriate highway authority and are maintainable at the public expense;

                (b) drains foul sewage and surface water to public sewers, is served by water, electricity, gas and telephone utilities and either the pipes, sewers, wires, cables, conduits and other conducting media serving the Properties connect directly to the mains without passing through land in the occupation or ownership of any third party; and

                (c) has the benefit of all other easements and rights necessary for its proper use and enjoyment and such easements and rights are held on terms which do not entitle any person to terminate or curtail the same.

          8.1.10 No Group Company has entered into any commitment (whether legally binding or not) and no Group Company is a party to any subsisting agreement with any person or company whereby a fee (including but not limited to an abort fee) will be paid to such person or company in respect of the management, use, development, letting or sale of any of the Leasehold Properties.

          8.1.11 There are no unpaid charges for the construction or adoption of any road or sewer or other service serving the Leasehold Property.

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8.2        Planning

           8.2.1 There are no lawfully enforceable restrictions or prohibitions which restrict or prohibit the existing use of any of the Leasehold Properties.

           8.2.2 The existing use of each of the Leasehold Properties is the permitted use under the Town and Country Planning legislation (which term includes the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990) and is not a temporary or personal use.

           8.2.3 All development carried out in relation to each of the Properties has been lawful and all necessary consents and permissions have been obtained for such development and the aforesaid do not contain any onerous or unusual conditions.

           8.2.4 No Group Company is aware of any resolution, proposal, order or act made or contemplated for the compulsory acquisition of any of the Leasehold Properties by the local or any other authority nor any outstanding order, notice or other requirement of any such authority that affects the existing use of any of the Leasehold Properties or involves expenditure in compliance with it nor any other circumstances which may result in any such order or notice being made or served or which may otherwise affect any of the Leasehold Properties.

           8.2.5 None of the buildings or other structures or erections on any of the Leasehold Properties have been listed under section 1, Planning (Listed Buildings and Conservation Areas) Act 1990 ("PLBCA") nor has the relevant local authority authorised the service of any building preservation notice under section 3, PLBCA or any repairs notice under section 48, PLBCA in respect of any of the Leasehold Properties or any building structure or erection thereon nor has the relevant local authority made or resolved to make any noise abatement zone order under section 63, Control of Pollution Act 1974 for any of the areas in which any of the Leasehold Properties are included.

           8.2.6 None of the Leasehold Properties is within an area of archaeological importance nor is any building or erection on any of the Leasehold Properties a scheduled monument within the meaning set out in the Ancient Monuments and Archaeological Areas Act 1979.

8.3        Leasehold Properties

           8.3.1 Where any of the Properties is leasehold, particulars of each lease vested in a Group Company are set out in PART 2 of
                 SCHEDULE 3 and in relation to each such lease:-

                (a) the landlord and all superior landlords had good title to grant the lease and any superior leases respectively and all abstracts and epitomes of all superior titles have been placed with the title deeds to the Property to which the lease relates;

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                (b) any consent necessary for the grant of the lease has been obtained and a copy of the consent is with the title deeds to the Property to which the lease relates;

                (c) where the current annual rent is not the same as the annual rent originally reserved in the lease, evidence of its agreement or determination has been placed with the documents of title and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator or the Courts;

                (d) the receipt for the payment of rent which fell due
                    immediately prior to the date hereof is unqualified;

                (e) no notices of breaches of any covenants or conditions
                    contained in the lease have been given or received on the part of either the landlord or the relevant Group Company and the landlord has not refused to accept rent or made any complaint of breach of covenant;

                (f) no alterations, improvements or additions have been made to the Property to which the lease relates since the grant of the lease or in respect of all such alterations, improvements or additions made all necessary consents and approvals have first been obtained where required;

                (g) sections 24 to 28, Landlord and Tenant Act 1954 have not been excluded; and

                (h) no surety has been released either expressly or by
                    implication.

8.4        Condition and Repair

           8.4.1 There are (and there have been) no structural or other defects in respect of the buildings and structures on or comprising any of the Properties and all such buildings and structures are in good and substantial repair and condition.

           8.4.2 So far as the Vendor is aware, in respect of the Freehold Properties there are no latent or patent defects in the buildings and structures on or comprising the Properties and in the construction of the buildings and its structures on or comprising the Properties or any alterations thereto none of the following materials were used:-

                (a) high alumina cement in structural elements;

                (b) wood wool slabs in permanent formwork to concrete or in structural elements;

                (c) calcium chloride in admixtures for use in reinforced
                    concrete;

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

                (d) asbestos or asbestos containing products as defined in the
                    Asbestos Regulations 1969 and 1987;

                (e) naturally occurring aggregates for use in reinforced
                    concrete which do not comply with British Standard Specification 882:1983 and naturally occurring aggregates for use in concrete which do not comply with the provisions of British Standard Specification 8110:1985;

                (f) urea formaldehyde foam or materials which may release
                    formaldehyde in quantities which may be hazardous with reference to the limits set from time to time by the Health and Safety Executive;

                (g) materials which are generally comprised of mineral fibres either man-made or naturally occurring which have a diameter of 3 microns or less or which contain fibre not sealed or otherwise stabilised to ensure that fibre migration is prevented; or

                (h) any other materials not in accordance with good design standards and good building practice at the time of construction of any such buildings.

9.         ENVIRONMENTAL

9.1        Compliance with Environmental Law

           The Property and the Further Property has been used, and the Business has been conducted, at all times in compliance with Environmental Law and with the terms and conditions relating to the Environment under leases and other agreements applicable to the Properties.

9.2        Permits

           9.2.1 All Permits have been obtained and have been disclosed to the Purchaser and are in full force and effect and their terms and conditions have been complied with. No Permits are limited in duration or subject to onerous conditions.

           9.2.2 No circumstance exists which may or is liable to result to the detriment of any Group Company in modification, suspension, or revocation of any Permit or may or is likely to result in any such Permit not being extended, renewed, granted or (where necessary) transferred and no Environmental Law currently adversely affects the use of any of the Properties or the conduct of the Business.

           9.2.3 No work, repairs, remedy, construction, or capital expenditure is or may be required under any Environmental Law or in order to carry on lawfully the Business at the Property.

9.3        Hazardous Matter

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           No Hazardous Matter has been generated, used, kept, treated, transported, spilled, deposited, disposed of, discharged, emitted or otherwise dealt with or managed at, on, under or from any of the Properties.

9.4        No requirement for Remedial Action

           There are no events, states of affairs, conditions, circumstances, activities, practices, incidents, or actions (including without limitation the generation, use, treatment, storage, transport, deposit, disposal, discharge or management of Hazardous Matter) which have occurred or are occurring or have been or are in existence at, in, under or about the Property or the Further Property or in or about the conduct of the Business which may or are liable to give rise to Environmental Liability including, for the avoidance of doubt, under the Contaminated Land Provisions.

9.5        No storage tanks

           No storage tanks of any kind, including related pipework, are or have been located at any time whatsoever on or under any of the Properties.

9.6        Notice of claims

           At no time has the any member of the Group had knowledge of and/or received any notice claim or other communication alleging any actual or potential Environmental Liability.

10.        OTHER ASSETS

10.1       Title

          10.1.1 Each Group Company has legal and beneficial title to all assets of relevant Group Company which are included in the Accounts or have otherwise been represented as being the property of relevant Group Company and (except for assets disposed of or realised by the relevant Group Company in the ordinary course of business) each Group Company retains such title to all such assets free from any Encumbrance, hire or hire purchase agreement or leasing agreement or agreement for payment on deferred terms and all such assets are in the possession and control of relevant Group Company and are sited within the United Kingdom.

          10.1.2 No Group Company has acquired or agreed to acquire any material asset on terms that title to such asset does not pass to the relevant Group Company until full payment is made.

           10.2  Encumbrances

                 Each Group Company has legal and beneficial title to all assets which have been acquired by the relevant Group Company since the Balance Sheet Date and the same are in the possession and control of the relevant Group Company and none is the subject of any Encumbrance nor has any Group Company created or agreed to create any Encumbrance or entered into any factoring arrangement, hire-purchase, conditional sale or credit sale agreement and in respect of any such Encumbrance, arrangement or

                                      -51-

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

                 agreement disclosed there has been no default by the relevant Group Company in the performance or observance of any of the provisions thereof.

10.3       Condition of assets

           The plant and machinery (including fixed plant and machinery) and all vehicles and office and other equipment shown in the Accounts or acquired since the Balance Sheet Date or otherwise used in connection with the Business which have not been disposed of in the ordinary course of business:-

          10.3.1 so far as the Vendor is aware, do not contravene any requirement or restriction having the force of law;

          10.3.2 are in satisfactory repair and condition, fully serviceable and in satisfactory working order;

          10.3.3 are each capable of doing the work for which they were designed and/or purchased; and

          10.3.4 are not surplus to the Group's requirements.

11.        INSURANCE

11.1       Extent of insurance

           All the assets of each Group Company which are of an insurable nature are and have at all material times been fully insured to their full replacement value with a well established and reputable insurer against fire and all other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature to those of the relevant Group Company and each Group Company is and has at all material times been adequately covered against all legal liability and risks normally insured against by such companies (including liability to employees or third parties for personal injury or loss or damage to property, product liability and loss of profit).

11.2       Premiums and claims

           Particulars of all policies of insurance of each Group Company now in force are set out in EXHIBIT E and such particulars are true and correct and all premiums due on such policies have been duly paid and so far as the Vendor is aware all such policies are valid and in force. So far as the Vendor is aware there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased. There is no claim outstanding under any such policies and so far as the Vendor is aware there are no circumstances likely to give rise to a claim.

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12.        LITIGATION

12.1       Litigation and arbitration proceedings

          12.1.1 Save as plaintiff in the collection of debts (not exceeding 'L'50,000 in the aggregate) arising in the ordinary course of business, no Group Company is now engaged in any litigation or arbitration proceedings and there are no lawsuits or arbitration proceedings pending or threatened by or, so far as the Vendor is aware, against any Group Company or any person for whose acts or defaults any Group Company may be vicariously liable.

          12.1.2 No Group Company has, in the three years prior to the date of this Agreement been involved in any material litigation, arbitration or material dispute with any person who is or was a supplier or customer of importance to the Group or the Business, or where such litigation, arbitration or dispute resulted so far as the Vendor is aware in adverse publicity or loss of goodwill.

          12.1.3 So far as the Vendor is aware there is no matter or fact in existence which might give rise to any legal proceedings or arbitration involving any Group Company including any which might form the basis of any criminal prosecution against any Group Company.

12.2       Injunctions, etc

           No injunction or order for specific performance has been granted against any Group Company within the last three years.

12.3       Orders and judgements

           No Group Company is subject to any order or judgment given by any court or governmental agency which is still in force and has not given any undertaking to any court or to any third party arising out of any legal proceedings.

13.        LICENCES

13.1       General

           So far as the Vendor is aware, each Group Company has all necessary licences (including statutory licences), permits, consents and authorities (public and private) for the proper carrying on of the Business (including for the sale of products into the countries in which they are sold) and in the manner in which the Business is now carried on and, so far as the Vendor is aware, all such licences, permits, consents and authorities are valid and subsisting and the Vendor knows of no reason why any of them should be suspended, cancelled or revoked whether in connection with the sale to the Purchaser or otherwise and so far as the Vendor is aware there are no factors that might in any way prejudice the continuance or renewal of any of those licences, permits, consents or authorities and no Group Company is restricted by contract from carrying on any activity in any part of the world.

13.2       Financial Services Act


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           No Group Company carries on, or purports to carry on, nor have any of them at any time since 28th April, 1988 carried on, or purported to carry on, investment business in the United Kingdom within the meaning of section 3, Financial Services Act 1986 nor has it contravened any provision of such Act.

13.3       Data Protection Act 1984

           Each Group Company has registered or applied to register all registrable personal data held by it and all due and requisite fees in respect of the registrations under the Data Protection Act 1984 have been paid. The details contained in such registrations or applications to register are correct, proper and suitable for the purpose(s) for which the relevant Group Company holds or uses the personal data which are the subject of such registrations or applications to register, and the contents of all such registrations or applications to register have been made available to the Purchaser. All personal data held by each Group Company has been held in accordance with the data protection principles and there has been no unauthorised disclosure of personal data held by any Group Company. There are no outstanding enforcement, deregistration or transfer prohibition notices or any other nature of notice under the Data Protection Act 1984 currently outstanding against any Group Company, nor is there any outstanding appeal against such notices nor is any Group Company aware of any circumstances which may give rise to the giving of any such notices to any Group Company. There are no unsatisfied requests to any Group Company made by data subjects in respect of personal data held by any Group Company, nor any outstanding applications for rectification or erasure of personal data. There are no outstanding claims for compensation for inaccuracy, loss or unauthorised disclosure of personal data nor is any personal data held by any Group Company inaccurate nor has any Group Company lost or made any unauthorised disclosure of any such data. Without prejudice to the specific provisions above, each Group Company and its employees have complied in all respects with the requirements of the Data Protection Act 1984. The Company has/has not registered or applied for a registration as a computer bureau.

14.        TRADING

14.1       Tenders, etc

           No offer, tender or the like is outstanding (the value of which to any Group Company could exceed 'L'50,000 in any year) which is capable of being converted into an obligation of any Group Company by an acceptance or other act of some other person.

14.2       Delegation of powers

           There are in force no powers of attorney given by any Group Company other than to the holder of an encumbrance solely to facilitate its enforcement nor any other authority (express, implied or ostensible) given by any Group Company to any person to enter into any contract or commitment or do anything on its behalf other than any authority of employees to enter into routine trading contracts in the normal course of their duties.


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14.3       Consequence of acquisition of Shares by Purchaser

           The acquisition of the Shares by the Purchaser or compliance with the terms of this Agreement will not:-

          14.3.1 so far as the Vendor is aware, cause any Group Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with the Group not to continue to do so on the same basis as previously;

          14.3.2 so far as the Vendor is aware, relieve any person of any obligation to any Group Company (whether contractual or otherwise) or legally entitle any person to determine any such obligation or any right or benefit enjoyed by any Group Company or to exercise any right whether under an agreement with or otherwise in respect of any Group Company;

          14.3.3 conflict with or result in the breach of or constitute a default under any of the terms, conditions or provisions of any material agreement or instrument to which any Group Company is now a party or any loan to or mortgage created by any Group Company or of its memorandum or articles of association;

          14.3.4 result in any present or future indebtedness of any Group Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;

          14.3.5 so far as the Vendor is aware, cause any director, officer or senior employee of any Group Company to leave employment;

          14.3.6 so far as the Vendor is aware, conflict with, violate or result in a breach of any law, regulation, order, decree or writ applicable to any Group Company, or entitle any person to receive from any Group Company any finder's fee, brokerage or other commission; or

          14.3.7 cause the payment of or give rise to any liability to pay any commission, royalty, success fee, procurement fee or any similar remuneration by any Group Company to any director, employee or shareholder of any Group Company or to any Connected Person;

           and so far as the Vendor is aware (without having made any enquiry of them) the attitude or actions of clients, customers and suppliers with regard to each Group Company will not be prejudicially affected thereby.

14.4       Guarantees and warranties

           No Group Company has given any guarantee or warranty or made any representation in respect of articles or trading stock, sold or contracted to be sold by it, save for any warranty or guarantee implied by law and (save as aforesaid) has not accepted any liability or obligation to service, maintain, repair, take back or otherwise do or not do anything in respect of any articles or stock that would apply after any such article or stock has been delivered by it.

                                      -55-

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14.5       Fair trading, etc.

           So far as the Vendor is aware, no Group Company is or has been party to or directly or indirectly concerned in any agreement, arrangement, understanding or practice (whether or not legally binding) or in the pursuit of any course of conduct which is:-

          14.5.1 registrable under the RTPA or capable of giving rise to an investigation by the Director-General of Fair Trading or a reference to the Monopolies and Mergers Commission;

          14.5.2 in contravention or breach of The Treaty of Rome 1957, the Fair Trading Act 1973, the Consumer Credit Act 1974, the Resale Prices Act 1976, the Trade Descriptions Acts 1968, the RTPA, the Competition Act 1980, the Consumer Protection Act 1988, or any regulations, orders, notices or directions made thereunder; or

          14.5.3 is otherwise registrable, unenforceable or void or renders the relevant Group Company or any of its officers liable to administrative, civil or criminal proceedings under any anti-trust, trade regulation or similar legislation in any jurisdiction where the relevant Group Company carries on business.

14.6       Restrictions on trading

           No Group Company is or has been a party to any agreement, arrangement, understanding or practice restricting the freedom of the relevant Group Company to provide and take goods and services by such means and from and to such persons and into or from such place as it may from time to time think fit.

14.7       Possession of records

           14.7.1 All title deeds and agreements to which each Group Company is a party and all other documents owned by, or which ought to be in the possession of, or held unconditionally to the order, of each Group Company are in the possession of the relevant Group Company.

           14.7.2 No Group Company has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the relevant Group Company.

14.8       Business names

           No Group Company uses on its letterhead, books or vehicles or otherwise carry on the Business under any name other than its corporate name.

14.9       Unlawful acts

                                      -56-

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

           No Group Company nor, so far as the Vendor is aware, any of their officers have been prosecuted for any criminal, illegal or unlawful act connected with the relevant Group Company.

14.10      Sensitive payments

           So far as the Vendor is aware, no officer or employee of any Group Company has made or received any Sensitive Payment in connection with any contract or otherwise. For the purposes of this clause the expression "Sensitive Payments" (whether or not illegal) shall include (i) commercial bribes, bribes or kickbacks paid to any person, firm or company including central or local government officials or employees or (ii) amounts received with an understanding that rebates or refunds will be made in contravention of the laws of any jurisdiction either directly or through a third party or (iii) political contributions or (iv) payments or commitments (whether made in the form of commissions, payments or fees for goods received or otherwise) made with the understanding or under circumstances that would indicate that all or part thereof is to be paid by the recipient to central or local government officials or as a commercial bribe influence payment or kickback.

15.        CONTRACTS

15.1       Onerous contracts

           There are no long term contracts (i.e. contracts not terminable by the relevant Group Company without penalty on six months' notice or less) or onerous or unusual or abnormal contracts (i.e. contracts for capital commitments or contracts outside the ordinary course of business) binding upon any Group Company.

15.2       Material contracts

           Lists of all contracts to which each Group Company is a party with a value in excess of 'L'100,000 are set out in EXHIBIT F and no Group Company is a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:-

          15.2.1 so far as the Vendor is aware, is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken;

          15.2.2 is known by the Vendor or by the relevant Group Company to be likely to result in a loss to the relevant Group Company on completion of performance;

          15.2.3 so far as the Vendor is aware, cannot readily be fulfilled or performed by the relevant Group Company on time and without undue or unusual expenditure of money and effort;

          15.2.4 requires an aggregate consideration payable by the relevant Group Company in excess of 'L'25,000;

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          15.2.5 involves or is likely to involve the supply of goods by or to the relevant Group Company the aggregate sales value of which will represent in excess of five per cent of the turnover of the relevant Group Company for the year ended on the Balance Sheet Date;

          15.2.6 so far as the Vendor is aware, requires the relevant Group Company to pay any commission, finder's fee, royalty or the like;

          15.2.7 is in any way otherwise than in the ordinary and proper course of the relevant Group Company's business.

15.3      Performance of contracts

          15.3.1 The terms of all material contracts of each Group Company have been complied with by each Group Company and so far as the Vendor is aware by the other parties to the contracts in all material respects and, so far as the Vendor is aware, there are no circumstances likely to give rise to a default by any Group Company or by the other parties under any such contract.

          15.3.2 There are no outstanding claims, separately or in the aggregate, of material amounts, against any Group Company on the part of customers or other parties in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by any Group Company and, so far as the Vendor is aware, no such claims are threatened or anticipated and, so far as the Vendor is aware, there is no matter or fact in existence in relation to goods or services currently sold or supplied by any Group Company which might give rise to the same.

          15.3.4 No Group Company has any knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the relevant Group Company is a party and has received no notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction.

15.4       Agreements as to pricing

          15.4.1 All agreements or arrangements between any Group Company and any customer as regards the pricing of products sold by a Group Company are set out in writing and there have been no variations or changes to such agreements or arrangements other than as evidenced in writing.

          15.4.2 There are no agreements or arrangements pursuant to which any Group Company has agreed to provide finished contact lenses to a customer at a price payable by the customer to the Group Company of less than 'L'1.15 per lens.


                                      -58-

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

15.5       Agency and distribution agreements

           No Group Company is a party to any subsisting agency or distributorship agreement.

16.        EMPLOYEES

16.1       Particulars of employees

           The particulars shown in the schedule of employees comprised in EXHIBIT G are true and complete and show in respect of each Director, officer and employee of each Group Company his date of birth, the date on which he commenced continuous employment with the relevant Group Company for the purposes of the EPCA and all remuneration payable and other benefits provided or which the relevant Group Company is bound to provide (whether now or in the future) to each such person and include full particulars of all remuneration arrangements (particularly profit sharing, incentive and bonus arrangements to which the relevant Group Company is a party whether binding or not) and each Director, officer and employee of each Group Company is listed therein.

16.2       Service contracts

           There is no contract of service in force between any Group Company and any of its Directors, officers or employees which is not terminable by the relevant Group Company without compensation (other than any compensation payable pursuant to statute) on three month's notice given at any time. There are no consultancy or management services agreements in existence between any Group Company and any other person, firm or company, and no Trade Union is recognised by any Group Company.

16.3       Benefits

           There are no amounts owing by any Group Company to any of its present or former directors, officers or employees other than not more than one month's arrears of remuneration accrued or due or for reimbursement of business expenses incurred within a period of three months preceding the date hereof.

16.4       Liabilities and payments

           Save to the extent (if any) to which provision or allowance has been made in the Accounts:-

          16.4.1 no liability has been incurred or is anticipated by any Group Company for breach of any contract of employment or for services or for severance payments or for redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for sex or race discrimination or for any other liability accruing from the termination or variation of any contract of employment or for services;

          16.4.2 no gratuitous payment has been made or promised by any Group Company in connection with the actual or proposed termination,


                                      -59-
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


                 suspension or variation of any contract of employment or for services of any present or former director, officer or any dependent of any present or former director, officer or employee of any Group Company; and

          16.4.3 no Group Company has made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former director, officer or employee of the relevant Group Company or any of their dependants.

16.5       Relevant legislation

           So far as the Vendor is aware, each Group Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with all obligations imposed on it by all relevant statutes, regulations and all relevant orders and awards made thereunder and has maintained adequate records regarding the service, terms and conditions of employment of each of its employees.

16.6       Termination of employment

           No present director, officer or employee of any Group Company has given or received notice terminating his employment except as expressly contemplated under this Agreement and Completion of this Agreement will not entitle any employee to terminate his employment and/or trigger any entitlement to a severance payment or liquidated damages.

16.7       Share and other schemes

           No Group Company has in existence nor has it promised to introduce any employee share trust, share incentive scheme, share option scheme or profit sharing scheme, other than the Scheme, for the benefit of all or any of its present or former directors, officers or employees or any of such persons dependants or any scheme whereunder any present or former director, officer or employee of any Group Company is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of any Group Company or any other person, firm or company including (without limitation) any profit related pay scheme established under Chapter III, Part V, Taxes Act.

16.8       Disputes and claims

          16.8.1 No dispute exists between any Group Company and a material number of its employees.

          16.8.2 No Group Company has had during the last three year any strike, work stoppages or work-to-rule by its employees or lock-out, nor, so far as the Vendor is aware, is any anticipated, which has caused, or is likely to cause, any Group Company to be materially incapable of carrying on its business in the normal and ordinary course.

16.9       Transfer of undertakings

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


           No Group Company has within the period of 1 year immediately preceding the date hereof been a party to relevant transfer as defined in TUPE.

17.        PENSION SCHEMES

17.1       Personal pension schemes

           There are set out in EXHIBIT H a list of members of the Aspect Vision Care Limited group personal pension scheme together with the rate of employer contribution payable in respect of each member, a note of the eligibility criteria for membership and a sample copy invitation to employees to join. Other than as set out in EXHIBIT H, no Group Company has any obligation to contribute to any personal pension scheme (as defined in section 630 of the Taxes Act). All employer contributions have been paid by their due date and there are no contributions payable but outstanding.

17.2       Other pension schemes

           Other than as referred to in WARRANTY 17.1, the Aspect Pension Scheme No. 2 and the Averlan Pension Fund (the "Pension Schemes") (full particulars of which are contained in EXHIBIT I), no Group Company is or has been a party to any agreement or arrangement for the provision of pensions, allowances, lump sums or other like benefits on retirement, death or long-term ill health for the benefit of any current or former employee (or the dependants of such persons) nor has any Group Company provided or promised to provide any ex-gratia pensions, lump sums or like benefits for any current or former employee or their dependants. In respect of any employee who is covered for lump sum death benefits under any disclosed life assurance arrangement, that benefit is fully insured with an insurance company of good repute on normal terms and all premiums payable have been paid.

17.3       Statutory compliance

           So far as the Vendor is aware, the Pension Schemes have at all times and in all respects complied with the provisions of all relevant UK statutes, regulations and requirements, all benefits under the Scheme are provided on a money purchase basis and there is no obligation upon any Group Company to make any further payments to the Pension Schemes other than as disclosed.

17.4       Proceedings

           So far as the Vendors is aware, there are no claims or actions in progress or pending, nor any reason for such claims or actions, in respect of any pension arrangement.

18.        INTELLECTUAL PROPERTY

18.1       Ownership and rights

           18.1.1 EXHIBIT J lists all Registered Intellectual Property.

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          18.1.2 Each Group Company is the sole beneficial owner of such
                 Intellectual Property as is attributed to it in EXHIBIT J save where it is expressed in EXHIBIT J that such is not the case.

          18.1.3 Each Group Company owns all such Intellectual Property as is necessary for the development, manufacture, marketing and sale of its products or services or in relation to any of the processes employed in the Business at the date of this Agreement.

          18.1.4 None of the Intellectual Property owned, used or exploited by any Group Company has been charged, mortgaged, licensed or otherwise encumbered.

18.2      Enforcement

          18.2.1 The Intellectual Property owned, used or otherwise exploited by each Group Company is valid and subsisting and, so far as the Vendor is aware, none of the Registered Intellectual Property is the subject of outstanding or threatened disputes, claims or proceedings for cancellation, revocation, opposition, interference, rectification or contested ownership.

          18.2.2 Registered Intellectual Property has been maintained and all renewal fees have been paid on time.

          18.2.3 The Know-How owned, used or exploited by each Group Company has been kept secret and confidential and has not been disclosed to third parties except in the ordinary course of business.

          18.2.4 No Group Company has taken any action likely to diminish the reputation of unregistered Trade Marks, owned, used or otherwise exploited by any Group Company.

18.3      Intellectual Property Agreements

          18.3.1 EXHIBIT K lists all Intellectual Property Agreements.

          18.3.2 So far as the Vendor is aware, all Intellectual Property Agreements are valid and binding and none has been the subject of any breach or default by any party or of any event which with notice or lapse of time or both would constitute a default.

          18.3.3 So far as the Vendor is aware, there are no disputes, claims or proceedings arising out of or relating to the Intellectual Property Agreements.

          18.3.4 No Group Company has authorised or otherwise permitted, expressly or by implication, any use whatsoever of the Intellectual Property nor granted to any third party any right or interest in respect of the Intellectual Property other than under the Intellectual Property Agreements.

          18.3.5 All Intellectual Property Agreements have been duly recorded or registered with the proper authorities whenever a requirement to do so exists.

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

18.4      Infringement

          18.4.1 No Group Company has infringed and nor do any infringe any Intellectual Property of a third party as a result of any Group Company's use or exploitation of the Intellectual Property owned, used or exploited by any Group Company nor, so far as the Vendor is aware, will such use or exploitation give rise to any such dispute claims or proceedings against any Group Company.

          18.4.2 There are not and have not been any disputes, claims or proceedings threatened or in existence in any court or tribunal in respect of any of the Intellectual Property as such owned, used or exploited by any Group Company or in respect of any use or exploitation of the Intellectual Property owned, used or exploited by any Group Company.

          18.4.3 So far as the Vendor is aware, there has been and is no current infringement by any third party of any of the Intellectual Property owned, used or exploited by any Group Company.

18.5       Trade Marks

           All registered Trade Marks owned by any Group Company have been, and are being, used by the relevant Group Company in the course of its business in relation to the goods or services in respect of which they are registered and no Group Company has any reason to believe that any such Trade Mark may be struck off the register of trade marks as a result of non-use.

19.        LEGISLATION

           So far as the Vendor is aware, no Group Company is in breach of or has received notice of or is aware of any allegation of breach of the requirements of any legislation which is applicable to it.









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                                     PART 2

20.   TAXATION

20.1  General

      20.1.1     Notices and returns

                 All notices, returns, computations and registrations of each Group Company for the purposes of Taxation have been made punctually on a proper basis and are correct and none of them is, or, so far as the Vendor is aware, is likely to be, the subject of any dispute with any Taxation Authority.

      20.1.2     Payment of Tax due

                 All Taxation which each Group Company is liable to pay prior to Completion has been or will be so paid prior to Completion.

      20.1.3     Penalties or interest on Tax

                 No Group Company has within the period of six years ending on the date of this Agreement paid or since the Balance Sheet Date become liable to pay any material penalty, fine or surcharge charged by virtue of the provisions of the TMA or any other Taxation Statute.

      20.1.4 Compliance with PAYE, national insurance contribution and Tax collection obligations

                 (a) All income tax deductible and payable under the PAYE system and/or any other Taxation Statute has, so far as is required to be deducted, been deducted from all payments made by each Group Company and all amounts due to be paid to the Inland Revenue prior to the date of this Agreement have been so paid, including all Tax chargeable on benefits provided for directors, employees or former employees of each Group Company or any persons required to be treated as such.

                 (b) All deductions and payments required to be made under any Taxation Statute in respect of national insurance and social security contributions (including employer's contributions) have been so made.

                 (c) All payments by each Group Company to any person which ought to have been made under deduction of Tax have been so made and each Group Company (if required by law to do so) has accounted to the Inland Revenue for the Tax so deducted.

                 (d) Proper records have been maintained in respect of all such deductions and payments and all applicable regulations have been complied with.


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                 (e)    The Disclosure Documents contain details so far as they
                        affect each Group Company of all current dispensations agreed with the Inland Revenue in relation to PAYE and all notifications given by the Inland Revenue under section 166, TA 88.

      20.1.5     Investigations

                 No Group Company has in the period of four years ending on the date of this Agreement been subject to any visit, audit, investigation, discovery or access order by any Taxation Authority and, so far as the Vendor is aware, there are no circumstances existing which make it likely that a discovery or access order will be made.

      20.1.6     No liability under section 23, TA 88

                 No Group Company has received a notice from the Collector of Taxes under the provisions of section 23, TA 88 which has not been complied with.

      20.1.7     Tax provision

                 Proper provision or reserve has been made in the Accounts for all Taxation assessed or liable to be assessed on each Group Company or for which it is accountable in respect of income, profits or gains earned, accrued or received or deemed to be earned, accrued or received on or before the Balance Sheet Date, including distributions made down to such date or provided for in the Accounts.

      20.1.8     Concessions and arrangements

                 The amount of Taxation chargeable on each Group Company during any accounting period ending on or within the six years before the Balance Sheet Date has not depended on any concessions, agreements or other formal or informal arrangements with any Taxation Authority.

      20.1.9     Anti avoidance provisions

                 No Group Company has entered into or been a party to any scheme or arrangement of which the sole purpose was the avoidance of or the reduction in liability to Taxation.

      20.1.10    Section 765, TA 88

                 No Group Company has without the prior consent of the Treasury carried out or agreed to carry out any transaction under section 765, TA 88 which would be unlawful in the absence of such consent and has, where relevant, complied with the requirements of section 765A(2), TA 88 (supply of information on movement of capital within the EU) and any regulations made or notice given thereunder.

      20.1.11    Transactions requiring clearance or consent



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                 All particulars furnished to any Taxation Authority in
                 connection with an application for clearance or consent under any statutory provision by any Group Company or on its behalf or affecting any Group Company has been made and obtained on the basis of full and accurate disclosure to the relevant Taxation Authority of all relevant material facts and considerations; and any transaction for which clearance or consent was obtained, has been carried into effect only in accordance with the terms of the relevant clearance or consent.

      20.1.12    Calculation of tax liability

                 Each Group Company has sufficient records relating to past events to permit accurate calculation of the Taxation liability or relief which would arise upon a disposal or realisation on completion of each asset owned by each Group Company at the Balance Sheet Date or acquired by each Group Company since that date but before Completion.

      20.1.13    Claims and disclaimers

                 All Group Companies have duly submitted all claims and disclaimers the making of which have been assumed for the purposes of the Accounts.

      20.1.14    Outstanding claims, elections and appeals

                 The Disclosure Documents contain full particulars of all matters relating to Taxation in respect of which the Company is or at Completion will be entitled:

                 (a) to appeal against any assessment or determination relating to Taxation;

                 (b)    to apply for a postponement of Taxation.

      20.1.15    Business Rates

                 All Business Rates which each Group Company is liable to pay prior to Completion have been or will be so paid prior to Completion.

20.2  Corporation tax, including corporation tax on chargeable gains

      20.2.1     Base values and acquisition costs

                 If each of the capital assets of each Group Company was disposed of on the date hereof for a consideration equal to the book value of that asset in, or adopted for the purposes of, the Accounts or, in the case of assets acquired since the Balance Sheet Date, equal to the consideration given upon its acquisition, no liability to corporation tax on chargeable gains or balancing charges under the CAA would arise and for the purpose of determining the liability to corporation tax on chargeable gains there shall be disregarded any relief and allowances available to any Group Company other than amounts falling to be deducted under section 38, TCGA.


                                      -66-
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      20.2.2     Capital allowances

                 All expenditure which any Group Company has incurred or may incur under any subsisting commitment on the provision of machinery or plant or buildings has qualified or will qualify (if not deductible as a trading expense for trade carried on by a Group Company) for writing-down allowances or industrial building allowances (as the case may be) under the CAA and where appropriate notices have been given to the Inland Revenue under section 118, Finance Act 1994.

      20.2.3     Leased assets

                 No Group Company has made any claim for capital allowances in respect of any asset which is leased to or from or hired to or from any such Group Company and no election affecting a Group Company has been made or agreed to be under sections 53 or 55, CAA in respect of such assets.

      20.2.4     Short life assets

                 No Group Company has made any election under section 37, CAA nor is any Group Company taken to have made such an election under section 37(8)(c), CAA.

      20.2.5     Industrial buildings

                 None of the assets of any Group Company expenditure on which has qualified for a capital allowance under Part I, CAA has at any time whilst it has been in the ownership of any Group Company been used otherwise than as an industrial building or structure.

      20.2.6     Distributions

                 (a) No distribution within the meaning of sections 209, 210 and 211, TA 88 has been made by any Group Company after 5 April 1965 except dividends shown in its audited accounts and no Group Company is bound to make any such distribution.

                 (b) No elections have been made pursuant to Section 246A, TA 88 in respect of any dividends.

      20.2.7     Repayments of share capital

                 No Group Company has at any time after 6 April 1965 repaid, redeemed or repurchased or agreed to repay, redeem or repurchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital nor has any Group Company after that date capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of new consideration (within the meaning of Part VI, TA
                 88) or passed or agreed to pass any resolution to do so.

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      20.2.8     Demergers

                 No Group Company has been engaged in or been a party to any of the transactions set out in sections 213 to 218 inclusive, TA 88 nor has it made or received a chargeable payment as defined in section 218(1), TA 88.

      20.2.9     Issues of securities

                 No securities (within the meaning of section 254(1), TA 88) issued by any Group Company and remaining in issue at the date of this Agreement were issued in such circumstances that the interest payable on than falls to be treated as a distribution under either sections 209(2)(d), 209(2)(da) or 209(2)(e), TA 88.

      20.2.10    Land sold and leased back

                 No Group Company has entered into any transaction to which the provisions of section 779 or 780, TA 88 have been or is reasonably likely to be applied.

      20.2.11    Foreign loan interest

                 No Group Company has, within the six years prior to the date of Completion received any foreign loan interest in respect of which double taxation relief will or may be restricted under section 798, TA 88.

      20.2.12    Non-deductible payments

                 No rents, interest, annual payments or other sums of an income nature paid or payable by any Group or which any Group Company is under an existing obligation to pay in the future are or may be wholly or partially disallowable as deductions, management expenses or charges in computing profits for the purposes of corporation tax by reason of the provisions of sections 74, 79, 125, 338, 339, 779 to 784 inclusive, 787 or 788, TA 88.

      20.2.13    Rent payable to connected persons

                 No rent is or has been payable by any Group Company to which the provisions of sections 33A and 33B, TA 88 have applied.

      20.2.14    No unremittable income or gains

                 No claim has been made by any Group Company under sections 584 or 585, TA 88 or under section 279, TCGA.

      20.2.15    Payments to directors, officers or employees

                 So far as the Vendor is aware, no Group Company has made or agreed to make any payment to or provided or agreed to provide any benefit for any Director or former director, officer or employee of a Group Company, whether as compensation for loss of office, termination of employment or



                                      -68-
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                 otherwise, which is not allowable as a deduction in calculating the profits of a Group Company for Taxation purposes whether up to or after the Balance Sheet Date.

      20.2.16    Transfer pricing

                 No Group Company is a party to any transaction or arrangement under which it has paid or, so far as the Vendor is aware, will be obliged to pay in the future for any asset or any services or facilities of any kind an amount which is in excess of the market value of that asset or those services or facilities nor has any Group Company received nor, so far as the Vendor is aware, will it in the future receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or those services or facilities.

      20.2.17    Transactions not at arm's length

                 No Group Company has disposed of or acquired any asset in circumstances falling within section 17, TCGA nor given any consideration to which section 128(1)(2), TCGA applies.

      20.2.18    Chargeable debts

                 No Group Company is owed a debt, other than a debt on a security, on the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of section 251, TCGA.

      20.2.19    Relief for loans to traders and qualifying corporate bonds

                 No claim for relief has been allowed to any Group Company pursuant to sections 253 and 254, TCGA in respect of any loan and no chargeable gain has arisen pursuant to section 253 (5),
                 (6), (7) or (8) or section 254 (9) or (10), TCGA.

      20.2.20    Chargeable policies

                 No Group Company has acquired benefits under any policy of assurance otherwise than as the original holder of legal and beneficial title.

      20.2.21    Transfer of overseas trade

                 No Group Company has transferred a trade carried on by it outside the United Kingdom through a branch or agency to a company not resident in the United Kingdom in such circumstances that a chargeable gain has arisen under section 140, TCGA.

                                      -69-
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

      20.2.22    Restriction of straightline growth

                 No asset owned by any Group Company is subject to a deemed disposal and re-acquisition under schedule 2, TCGA so as to restrict the extent to which the gain or loss over the period of ownership may be apportioned by reference to straightline growth.

      20.2.23    Other claims made by Group Companies

                 No Group Company has made a claim under any of the following:-

                 (a) section 280, TCGA (tax on chargeable gains payable by instalments);

                 (b)    section 24(2), TCGA (assets of negligible value); or

                 (c)    section 242(2), TCGA (small part disposals of land).

                 (d) section 139, Finance Act 1993 (deferral of unrealised exchange gains).

      20.2.24    Gifts

                 No Group Company has received any assets by way of gift as mentioned in section 282, TCGA and no Group Company holds shares in a company to which section 125, TCGA could apply.

      20.2.25    Non-resident companies

                 (a) There has not accrued or arisen any income, profit or gain in respect of which any Group Company is liable to corporation tax by virtue of the provisions of section 13, TCGA or Chapter IV of Part XVII, TA 88.

                 (b) No Group Company has been served with a notice in respect of the unpaid corporation tax liability of any company pursuant to section 191, TCGA.

      20.2.26    Controlled foreign companies

                 No notice of the making of a direction under section 747, TA 88 has been received by any Group Company and, so far as the Vendor is aware, no circumstances exist which would entitle the Inland Revenue to make such a direction or to apportion any profits of a controlled foreign company to any Group Company pursuant to section 752, TA 88 .

      20.2.27    Charges on non-residents

                 No Group Company has been a party to any transaction or arrangement whereby it is liable for Taxation under or by virtue of Part VIII, TMA.

      20.2.28    Profit related pay

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

                 No scheme registered under Chapter III of Part V, TA 88 applies to any Group Company or any of its employees and no application for registration of a scheme so applying has been made.

      20.2.29    Payment from pension funds

                 No Group Company has received a payment out of funds held for the purposes of an exempt approved scheme in respect of which an amount is recoverable by the Inland Revenue under section 601, TA 88.

      20.2.30    Claims and elections

                 (a) The Disclosure Documents contain full particulars of all claims and elections made (or assumed to be made) under sections 23, 152-162 or 165, 175, 247, 248, TCGA insofar as they could affect the chargeable gain or allowable loss which would arise in the event of a disposal by any Group Company of any of its assets, and indicates which assets (if any) so affected would not on a disposal give rise to relief under Schedule 4, TCGA.

                 (b) The Disclosure Documents contain full particulars of elections made under

                        (i) Regulation 10 of The Exchange Gains and Losses (Alternative Method of Calculating of Gain or
                              Loss) Regulations 1994 and whether or not such elections have been varied

                        (ii) Regulation 10 of the Local Currency Elections Regulations 1994 and such election is still valid.

20.3  Corporation tax - groups of companies

      20.3.1     Group relief

                 The Disclosure Documents contain full particulars of all arrangements and agreements relating to group relief (as defined by section 402, TA 88 ) within the last six years to which any Group Company is or has been a party and:-

                 (a) all claims by a Group Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

                 (b) no Group Company has made nor is liable to make any payment under any such arrangement or agreement save in consideration for the surrender of group relief; and

                 (c) there are no outstanding payments due to any Group Company under any arrangement or agreement for any surrender of group

                                      -71-
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

                        relief made by it and the payments are not liable to be refunded in whole or in part.

      20.3.2     Surrender of advance corporation tax

                 The Disclosure Documents contain full particulars of all arrangements and agreements made within the six years prior to the date of Completion to which any Group Company is or has been a party relating to the surrender of advance corporation tax made or received by any Group Company under section 240, TA 88 and:-

                 (a) no Group Company has paid nor is liable to pay for the benefit of any advance corporation tax which has become incapable of set-off against any Group Company's liability to corporation tax; and

                 (b) there are no outstanding payments due to any Group Company under any arrangement or agreement for any surrender of advance corporation tax made by it and the payments are not liable to be refunded in whole or in part.

      20.3.3     Acquisitions from group members

                 No tax has been or is reasonably likely to be assessed on any Group Company pursuant to section 190, TCGA in respect of any chargeable gain accrued prior to the date of this Agreement and no Group Company has at any time within the period of six years ending with the date of this Agreement transferred any asset other than trading stock including without limitation any transfer by way of share exchange within section 135, TCGA to any company which at the time of disposal was a member of the same group as defined in section 170, TCGA.

      20.3.4     Leaving the group

                 The execution or completion of this Agreement or any other event since the Balance Sheet Date will not result in any chargeable asset being deemed to have been disposed of and re-acquired by any Group Company for Taxation purposes pursuant to section 178 or 179, TCGA or as a result of any other Event since the Balance Sheet Date.

      20.3.5     Group income

                 The Disclosure Documents contain full particulars of all current elections made by each Group Company under section 247, TA 88 and all such elections are now in force and no Group Company has in the six years prior to the date of Completion paid any dividend without advance corporation tax or made any payment without deduction of income tax in the circumstances specified in section 247(6), TA 88 and no assessment has been made on any Group Company in respect of advance corporation tax which ought to have been paid or income tax which ought to have been deducted.

20.4  Close companies

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

      20.4.1     Close company status

                 Each Group Company has at all times, in the six years prior to the date of Completion been a close company within the meaning of sections 414 and 415, TA 88.

      20.4.2     Close investment-holding company status

                 No Group Company has, in the six years prior to the date of Completion been a close investment-holding company as defined in section 13A, TA 88.

      20.4.3     Distributions

                 No distribution within section 418, TA 88 has ever been made by any Group Company.

      20.4.4     Loans to participators

                 Any loans or advances made or agreed to be made by any Group Company within sections 419 and 420 or 422, TA 88 have been disclosed and no Group Company has released or written off or agreed to release or write off the whole or any part of any such loans or advances.

20.5  Inheritance tax

      20.5.1     No transfers of value and associated operations

                 No Group Company has, in the six years prior to the date of Completion made any transfers of value within sections 94 and 202, ITA nor has any Group Company received a transfer of value such that liability has arisen under section 199, ITA nor has any Group Company knowingly been party to associated operations in relation to a transfer of value as defined by section 268, ITA.

      20.5.2     Inland Revenue charge

                 There is no unsatisfied liability to inheritance tax attached to or attributable to the Shares or any asset of any Group Company and none of them are subject to an Inland Revenue charge as mentioned in section 237 and 238, ITA.

      20.5.3     Power of sale, mortgage or charge

                 So far as the Vendor is aware, no asset owned by any Group Company nor the Shares are liable to be subject to any sale, mortgage or charge by virtue of section 212, ITA.

20.6  VAT

      20.6.1     Returns and payments

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

                 (a) Each Group Company is a taxable person duly registered for the purposes of VAT.

                 (b) Each Group Company has complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT, has promptly submitted accurate returns, and each Group Company maintains full and accurate VAT records, has never been subject to any interest, forfeiture, surcharge or penalty nor been given any notice under sections 59 or 64, VATA nor been given a warning within section 76(2), VATA nor has any Group Company been required to give security under paragraph 4 of Schedule 11, VATA.

                 (c) VAT has been duly paid or provision has been made in the Accounts for all amounts of VAT for which each Group Company is liable.

      20.6.2     Taxable supplies and input tax credit

                 No supplies made by any Group Company are exempt supplies and no Group Company has been denied full credit for all input tax by reason of the operation of sections 25 and 26, VATA and regulations made thereunder or for any other reasons and no VAT paid by any Group Company is not input tax as defined in section 24, VATA and regulations made thereunder.

      20.6.3     VAT groups

                 No Group Company is or has been for VAT purposes a member of any group of companies other than the Group and no act or transaction has been effected in consequence whereof any Group Company is or may be held liable for any VAT arising from supplies made by another company.

      20.6.4     Transactions between connected persons

                 No Group Company has been or, so far as the Vendor is aware, agreed to be party to any transaction or arrangement in relation to which a direction has been or could be made under paragraph 1 of Schedule 6, VATA or to which paragraph 2(3A) or 2(3AA) of Schedule 10, VATA applies.

      20.6.5     Charge to VAT as agent or representative

                 No Group Company is or has agreed to become liable for VAT by virtue of section 47 and 48, VATA.

      20.6.6     VAT and Properties

                 Each Group Company or its relevant associate for the purposes of paragraph 3(7) of Schedule 10, VATA has exercised the election to waive exemption from VAT (pursuant to paragraph 2 of schedule 10, VATA) only in respect of those Properties listed (as having been the subject of such an election) in the Disclosure Documents and no Group Company nor a

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

                 relevant associate of any Group Company has any obligation to exercise such an election in respect of any other of the Properties.

      20.6.7     Capital goods scheme

                 No Group Company owns or has at any time within the period of ten years preceding the date hereof owned any assets which are capital items subject to the Capital Goods Scheme under Part XV of the VAT Regulations 1995.

      20.6.9     Self billing

                 No Group Company has entered into any self billing arrangement in respect of supplies made by any other person nor has any Group Company at any time agreed to allow any such person to make out VAT invoices in respect of supplies made by such Group Company.

20.7  Stamp duty

      20.7.1     Stamp duty

                 All stampable documents wheresoever executed (other than those which have ceased to have any legal effect) to which any Group Company is a party have been duly stamped in respect of Stamp Duty. Since the Balance Sheet Date no Group Company is or has been a party to any instrument in respect of which any penalty in respect of such duty will arise on any Group Company.

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


                                   SCHEDULE 6

                BASIS FOR PREPARATION OF THE COMPLETION ACCOUNTS


1.     General Requirements

       Subject to the provisions of PARAGRAPHS 2 to 4 hereof, the Completion Accounts shall be prepared under the historical cost convention and in accordance with accounting principles generally accepted in the United Kingdom (including Accounting Standards) and, subject as aforesaid, on a basis consistent with the balance sheets and profit and loss account of each Group Company made up to the Balance Sheet Date. PARAGRAPHS 2 and 3 shall have priority over PARAGRAPH 4.

2.     Balance Sheet

2.1 A balance sheet shall be prepared for the Group setting out the value of the Net Assets.

2.2 For the purpose of preparing the balance sheet and calculating the Net Assets the following principles shall be applied:-



       2.2.1 subject to PARAGRAPH 2.2.2, sums receivable in respect of debtors shall not be included at sums higher than the amounts collectable, making appropriate provision for doubtful debts;

       2.2.2 debtors shall be given a zero value to the extent that gross aggregate debtors exceed 88 times the average daily sales in the period 1 August 1997 to 31 October 1997 (inclusive);

       2.2.3 subject to PARAGRAPH 2.2.4, stocks and work-in-progress shall be valued at the lower of cost and net realisable value;


       2.2.4 stocks and work-in-progress shall be given a zero value to the extent that gross aggregate stocks and work-in-progress exceed 123 times the average daily cost of sales in the period 1 August 1997 to 31 October 1997 (inclusive);

       2.2.5 liabilities shall include accruals at the close of business on 31 October 1997;


       2.2.6 no value shall be attributable to goodwill or any other intangible asset;


       2.2.7 real and immovable property and other fixed assets shall be included at their net book value as at the Balance Sheet Date (or at cost if purchased after the Balance Sheet Date) less depreciation at rates calculated to write off the cost of the assets over the following periods:



              (a)    plant and machinery                  3-7 years;

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

              (b)    fixtures and fittings                3-7 years;

              (c)    motor vehicles                       4 years;


              (d)    short leasehold properties           the term of the lease;

              consistent with previous accounting policies of the Group;

       2.2.8 the amount of licence revenue due to Group Companies from Johnson & Johnson, Inc. in November 1997 shall be added for the purpose of calculating the Net Assets;

       2.2.9 appropriate provision shall be included for employee redundancies and the costs of relocating the Berkhamsted facility, estimated at 'L'240,000;


       2.2.10 the sum of 'L'100,000 shall be added for the purpose of calculating the Net Assets;



       2.2.11 appropriate provision shall be included for the costs of removing the oil storage tanks, however one storage tank may be left in place provided that provision is included for the cost of bringing the oil storage tank up to a standard of best practice in accordance with relevant guidance issued by the Environment Agency or its predecessors to ensure, so far as possible, that the tank is not capable of leaking or discharging into the Environment;


       2.2.12 appropriate provision shall be included for the removal of hydrocarbons from the shallow trench located on the Thermoking Property;

       2.2.13 a provision of 'L'50,000 shall be included in respect of a termination payment due to Keith Preston;


       2.2.14 the payment due from the Group to Keith Preston on Completion in the sum of 'L'200,000 shall nOt be included in calculation of the Net Assets;

       2.2.15 a provision of 'L'90,000 shall be included in respect of the payment due to Hydron;

       2.2.16 full provision shall be included in respect of bonuses payable to managers of the Group, estimated at 'L'30,000; and


       2.2.17 adequate provision shall be made for all Taxation, including deferred taxation.

       For the avoidance of doubt it is acknowledged by the parties hereto that certain of the matters referred to above (and, in particular but without detracting from the generality of the foregoing the item referred to in paragraph 2.2.8) will have occurred/will occur subsequently to 31st October 1997 but, solely for the purposes of the calculation of the Net Assets, it has been agreed between the parties that they will be taken into account.

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

3.     Profit and loss account

       Unless already taken into account, the following principles shall be observed in drawing up the profit and loss account of the Group which is to form part of the Completion Accounts:-

3.1 there shall be excluded any profits, gains or losses arising from any disposal of any immovable property or from any revaluation of immovable property or surpluses or deficits arising on currency transactions, whether or not such profits, gains, losses, surpluses or deficits are treated in the said accounts as items of an extraordinary or exceptional nature;

3.2 depreciation shall be deducted on the basis and by reference to the rates mentioned in PARAGRAPH 2.2.7 above;


3.3 any Taxation on profits and any subvention or other payment to any other company in lieu of payment of any such tax or in consideration of a surrender of group relief by the other company shall be deducted; and


3.4 the profits or losses shall be computed before paying any dividend or making appropriations of profit or allocations to or from reserves and before deducting any extraordinary item or making any prior year adjustment, as defined in SSAP 6.

4.     True and fair view

       The Completion Accounts shall show a true and fair view of the state of affairs of the Group at the close of business on 31 October 1997 and of the profits of the Group for the period beginning on the day immediately following the Balance Sheet Date and ending on 31 October 1997.

5.     Changes in Accounting Standards

       Unless otherwise taken into account in accordance with the preceding provisions of this schedule the Completion Accounts shall be prepared without regard to any changes in Accounting Standards from those applied in the preparation of the Accounts.

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


                                   SCHEDULE 7
                                   COMPLETION
                    PART 1 - DELIVERY OF DOCUMENTS BY VENDOR


On Completion, the Vendor shall deliver to the Purchaser:-

1. certificates of non-crystallisation from all persons holding security over the assets of the Group;

2.     the Deed of Tax Covenant duly executed as a deed by the Vendor;

3.     the Earn Out Agreement duly executed by the Vendor;

4.     the Share Charge duly executed by the Vendor;

5. certificates in respect of all issued shares in the capital of each of the Subsidiaries; and

6. the written resignations in the agreed terms of all the Directors (except Anthony David Galley) of each Group Company (other than Aspect Vision Italia s.r.l. in respect of which the resignation of G. Grassi shall not be required) from their respective offices such resignations to take effect from Completion.

                           PART 2 - ACTIONS BY VENDOR

On Completion:

1. each of the Purchase Agreements shall be executed by the Sellers and completed in accordance with their terms;

2.     a board meeting of each Group Company shall be held at which:

       2.1. in the case of the Companies, the transfers of the relevant Shares shall be passed for registration and registered (subject only to the same being duly stamped which shall be at the cost of the Purchaser);

       2.2. it shall be resolved to repay any loans made to the relevant Group Company by a director;

       2.3. it shall be resolved, in the case of Aspect Vision Care Limited and Contact Lens Technologies Limited, to make payments not exceeding (pound)1,500,000 in aggregate for the two companies, to the Patent Owners on account of royalties due to the Patent Owners;

       2.4. in the case of Aspect Vision Care Limited, the Service Agreements shall be approved and entered into;

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

       2.5. the resignations referred to PARAGRAPHS 7 OF PART 1 shall be tendered and accepted so as to take effect at the close of the relevant meetings which they are tabled;


       2.6.   in the case of:


              2.6.1. Aspect Vision Italia s.r.l., Gregory Fryling and the
                     Vendor; and

              2.6.2. Aspect Vision Care Limited, New Focus Health Care Limited,
                     Contact Lens Technologies Limited, Focus Solution Limited, Aspect Speciality Limited, Averlan Company Limited, Aspect Contact Lens Limited, Gregory Fryling and Ian Bussey;

              shall  be appointed as additional directors; and

       2.7.   the accounting reference date shall be changed to 31 October.

           PART 3 - DELIVERY OF DOCUMENTS AND ACTIONS BY THE PURCHASER

Subject as provided in CLAUSE 5.3, on Completion the Purchaser shall:-

1. enter into and complete the Purchase Agreements in accordance with their terms;

2. deliver to the Vendor a copy of the minutes of a meeting of the directors of the Purchaser:


       2.1 authorising the execution of this Agreement and related documents (such copy minutes being certified as correct by an officer of the Purchaser); and

       2.2    resolving to create and issue the Purchase Notes;

3. deliver to the Vendor a counterpart Deed of Tax Covenant duly executed as a deed by the Purchaser; and

4. deliver to the Vendor a counterpart of the Earn Out Agreement duly executed by the Purchaser.

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

                PART 4 - DELIVERY OF DOCUMENTS AND ACTIONS BY TCC

Subject as provided in CLAUSE 5.3, on Completion TCC shall:

1. procure that CooperVision, Inc. delivers to the Vendor a counterpart of the Patent Licence duly executed by TCC;

2. deliver to the Vendor a copy of the minutes of a meeting of the directors of TCC:

       2.1 authorising the execution of this Agreement and related documents (such copy minutes being certified as correct by an officer of TCC); and

       2.2 authorising the execution of the instrument constituting the Purchase Notes.

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

                                   SCHEDULE 8
                        LIMITATION OF VENDOR'S LIABILITY


                          PART 1 - GENERAL LIMITATIONS

1. Notwithstanding the provisions of CLAUSE 7, the Vendor shall not be liable in respect of a breach of any of the Warranties if and to the extent that the loss occasioned thereby has been recovered under the Indemnities or the Deed of Tax Covenant.

2. The Purchaser shall be obliged to take and shall procure that each Group Company shall take all reasonable steps to mitigate any loss in relation to circumstances which may give rise or have given rise to action against the Vendor under the Warranties and the Vendor shall not be liable for any loss or increased loss arising from any failure by the Purchaser to take such reasonable steps.

3.     The Vendor shall not be liable in respect of any claim:-

       3.1 under the Warranties to the extent that the facts which might result in a claim or possible claim were Disclosed;

       3.2 under the Warranties or the Indemnities to the extent that the subject of the claim is specifically allowed or provided for or reserved in the Completion Accounts or has been included in calculating creditors or deducted in calculating debtors in the Completion Accounts or in the case of creditors or debtors is specifically referred to in the notes to the Completion Accounts;

       3.3 under the Warranties or, subject to the proviso in PARAGRAPH 3.3.4, the Indemnities to the extent that a claim arises or is increased:-

              3.3.1 wholly or partly from an act or omission, being outside of the ordinary course of the Business, occurring at the request of or with the written consent of the Purchaser or (on or after the date hereof) any Group Company or any of their directors, other officers, employees or agents;

              3.3.2  wholly or partly from an act or omission compelled by law;

              3.3.3 as a result of any increase in rates of Taxation since the Balance Sheet Date or as a result of the retrospective imposition of Taxation as a consequence of a change in the law enacted after the date of this Agreement;

              3.3.4 wholly or partly as a result of the passing or coming into force (other than in respect of the Contaminated Land Provisions) of or any change in any enactment, law, regulation, directive,

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

                     requirement or any published practice of any government, government department or agency or regulatory body (including but not limited to extra-statutory concessions of the Inland Revenue) after the date hereof whether or not having retrospective effect PROVIDED THAT the limitation in this PARAGRAPH 3.3.4 shall not apply so as to limit the liability of the Vendor under the Environmental Indemnity;


              3.3.5 wholly or partly as a result of a change of accounting policy or practice of the Purchaser or any Group Company introduced after the date of this Agreement;


       3.4 under the Warranties or the Indemnities to the extent that the Purchaser or any Group Company makes recovery under the terms of any insurance policy against any loss or damage it may suffer.

4. For the avoidance of doubt, the liability of the Vendor under the Warranties or the Indemnities shall not be limited by any contingent liability noted in the Completion Accounts unless a specific provision or reserve is also included in such accounts in which event PARAGRAPH 3.2 above shall apply.

5. The Purchaser shall reimburse to the Vendor an amount equal to any sum paid by the Vendor in respect of any breach of any of the Warranties or pursuant to the Indemnities which is subsequently recovered by the Purchaser or any Group Company from any third party, after deducting from such sum its reasonable costs received in connection with such recovery and any Taxation thereon.


6. If a claim is made by a third party against the Purchaser or any Group Company in respect of a matter in respect of which it appears that the Vendor is or may become liable under the Warranties, then the Purchaser shall as soon as reasonably practicable give notice thereof to the Vendor and, at the written request of the Vendor and subject to the Purchaser being indemnified and kept indemnified to its reasonable satisfaction against any claims, costs, expenses and other liabilities, the Purchaser shall take such action as the Vendor may reasonably require to avoid, dispute or compromise such claim and the Purchaser shall render to the Vendor all such assistance as the Vendor require in disputing such claim. Nothing in this PARAGRAPH 6 shall oblige the Purchaser to take any action where, in the opinion of the Purchaser, such action would cause damage to the goodwill of the Business of any part thereof. No claim by the Purchaser under the Warranties shall be prejudiced by:-


       6.1    any failure to give notice to the Vendor as aforesaid; or

       6.2 any decision by the Purchaser not to take any action requested by the Vendor in order to protect the goodwill of the Business or any part thereof.

7. If any claim is made by the Purchaser for breach of any of the Warranties or the Indemnities then, for the purpose of determining the amounts for which the




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       Vendor is liable as a result of such breach, there shall be taken into account and credit given for the amount by which at the date of such a claim any liability of the Group Companies provided for in the Completion Accounts has been discharged or satisfied below the amount provided therefore in the Completion Accounts.

8.     The Tax Warranties shall not apply to Aspect Vision Italia s.r.l.

    PART 2 - FINANCIAL LIMITATIONS UNDER THE WARRANTIES, INDEMNITIES AND THE
                              DEED OF TAX COVENANT

9.     The liability of the Vendor in respect of any claim::-

       9.1 under the Warranties, the Indemnities or the Deed of Tax Covenant shall not arise unless and until the amount of such claim, when aggregated with the amount of any other such claim made against the Vendor under this Agreement or under the Deed of Tax Covenant (or which would have been made but for the operation of this PARAGRAPH 8) exceeds 'L'150,000 in which event all of such claim or claims shall be recoverable hereunder;

       9.2 under the Warranties, the Indemnities or the Deed of Tax Covenant shall not (when aggregated with the amount of all other claims made against the Vendor under the Warranties, the Indemnities or the Deed of Tax Covenant) exceed twenty per cent (20%) of the Total Consideration (the "Cap"). For the purposes of this PARAGRAPH 9.2, the Total Consideration shall be calculated at the time the liability for the claim is due to be satisfied and shall be the aggregate of:-

              9.2.1  the Cash Consideration;

              9.2.2  the nominal value of the Purchase Notes;

              9.2.3  the nominal value of the EOLN; and

              9.2.4 the aggregate consideration paid by the Purchaser for such of the Earn Out Shares, or for the options over the Earn-Out shares, as have been purchased by the Purchaser pursuant to the Earn-Out Agreement at that date;

       SO THAT where a claim is to be satisfied before the EOLN has been issued and/or the Earn Out Shares have been purchased and as a result of the calculation of the Cap at that time the claim is not satisfied in full, the balance of the amount payable in respect of the claim shall not be extinguished but shall remain outstanding and shall be paid by the Vendor at the time the EOLN is issued and/or Earn Out Shares are purchased to the extent that the Cap, recalculated at that time, increases.

                 PART 3 - TIME LIMITATIONS UNDER THE WARRANTIES
            (OTHER THAN TAX WARRANTIES AND ENVIRONMENTAL WARRANTIES)



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10.    The liability of the Vendor in respect of any claim under the Warranties other than a claim in respect of the Tax Warranties or the Environmental Warranties shall cease on the second anniversary of Completion except in respect of matters which have been the subject of a bona fide written claim which is made before that date by or on behalf of the Purchaser to the Vendor which gives such reasonable details of all material aspects of the claim as are then available including the Purchaser's bona fide estimate of the amount thereof.

               PART 4 - TIME LIMITATIONS UNDER THE TAX WARRANTIES

11. The liability of the Vendor in respect of any claim under the Tax Warranties shall cease on the sixth anniversary of Completion except in respect of matters which have been the subject of a bona fide written claim which is made before that date by or on behalf of the Purchaser to the Vendor which gives such reasonable details of all material aspects of the claim as are then available including the Purchaser's bona fide estimate of the amount thereof.

          PART 5 - ENVIRONMENTAL WARRANTIES AND ENVIRONMENTAL INDEMNITY

12. The liability of the Vendor in respect of any claim under the Environmental Warranties or the Environmental Indemnity shall cease on the sixth anniversary of Completion, except in respect of matters which have been the subject of a bona fide written claim which is made before that date by or on behalf of the Purchaser to the Vendor which gives such reasonable details of all material aspects of the claim as are then available including the Purchaser's bona fide estimate of the amount thereof.

                            PART 6 - OTHER PROVISIONS

13. Any claim which may be made in respect of the Warranties shall be deemed to be withdrawn (if it has not been previously satisfied, settled or withdrawn) unless legal proceedings in respect of such claim shall have been commenced by the Purchaser against the Vendor within 12 months of the date of notification of the claim save that where notification is made by the Purchaser of a claim which is contingent such claim shall be deemed to be withdrawn unless legal proceedings in respect of such claim have been commenced within 6 months of the claim crystallising.

14. The rights of the Purchaser in respect of a breach of any of the Warranties shall not be affected by Completion.

15. This SCHEDULE 8 which, inter alia, regulates or otherwise affects the liability of the Vendor shall remain in full force and be fully applicable in all circumstances and, in particular (but without limitation), shall not be discharged in whole or in part by any breach of any of the Warranties or any claim against the Vendor in respect of the Warranties, the Indemnities or the Deed of Tax Covenant, whatever its nature or consequences, nor by any other matter whatsoever.


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                                   SCHEDULE 9
                                PART 1 - EXHIBITS


Exhibit A -       Accounts

Exhibit B -       Management Accounts

Exhibit C -       Memorandum and Articles of Association (Warranty 2.2)

Exhibit D -       Financial facilities (Warranty 7.2)

Exhibit E -       Insurance policies (Warranty 11.2)

Exhibit F -       Material contracts (Warranty 15.2)

Exhibit G -       Particulars of employees (Warranty 16.1)

Exhibit H -       List of members of group personal pension scheme
                  (Warranty 17.1)

Exhibit I -       Particulars of Pension Schemes (Warranty 17.2)

Exhibit J -       Particulars of Intellectual Property (Warranty 18.1.1)

Exhibit K -       Intellectual Property Agreements (Warranty 18.3.1)


                     PART 2 - DOCUMENTS IN THE AGREED TERMS

AVC Agreement
AVI Agreement
CLT Agreement
Deed of Contribution
Deed of Tax Covenant
Directors resignation letters
Earn Out Agreement
NFHC Agreement
Non-Competition Agreements
Patent Licence
Purchase Notes
Service Agreements
Share Charge
Subordination Agreement



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                                   SCHEDULE 10
                                TCC STOCK OPTIONS

          PART A - OPTIONS TO BE GRANTED AT EXCHANGE OF THIS AGREEMENT

              (1)                             (2)
             Name                   Entitlement to options

B Bevis                                     13,800
I Atkinson                                  13,800
R Poole                                     13,800
I McDermott                                 13,800
G Grassi                                    13,800
F Lambertini                                13,800
D Cooper                                     8,800
G Carroll                                    8,800
M Kelly                                      8,800
I Bussey                                     8,800
R Hilliard                                   3,800
K Edwards                                    3,800
G Cheater                                    3,800
B Ford                                       3,800
G Breslin                                    3,800
M May                                        3,800
K Askew                                      1,300
D Garrett                                    1,300
M Wade                                       1,300
C Vokes                                      1,300
M Lush                                       1,300

              PART B - OPTIONS TO BE GRANTED AFTER THE DATE HEREOF

              (1)                             (2)
             Name                   Entitlement to options

B Bevis                                      1,200
I Atkinson                                   1,200
R Poole                                      1,200
I McDermott                                  1,200
G Grassi                                     1,200
F Lambertini                                 1,200
D Cooper                                     1,200
G Carroll                                    1,200
M Kelly                                      1,200
I Bussey                                     1,200
R Hilliard                                   1,200
K Edwards                                    1,200
G Cheater                                    1,200
B Ford                                       1,200
G Breslin                                    1,200



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M May                                        1,200
K Askew                                      1,200
D Garrett                                    1,200
M Wade                                       1,200
C Vokes                                      1,200
M Lush                                       1,200

            PART C - OPTIONS TO BE GRANTED AT THE VENDOR'S DIRECTION

              (1)                                   (2)
             Name                          Entitlement to options

Such persons as the Vendor may direct      Up to 62,500 in aggregate






                                --------------------------------
                                Total      235,000
                                --------------------------------


                                      -88-
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SIGNED by ANTHONY DAVID GALLEY   )
in the presence of:-             )
                                 )










SIGNED by                        )
for and on behalf of             )
ASPECT VISION HOLDINGS LIMITED   )
in the presence of:-             )










SIGNED by                        )
for and on behalf of             )
THE COOPER COMPANIES, INC.       )
in the presence of:-             )



                                      -89-



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